                                                                   EXHIBIT 10.18

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of January 8, 2004

                                      among

                              INTERMET CORPORATION,

                           THE LENDERS LISTED HEREIN,

                             THE BANK OF NOVA SCOTIA

                             as Administrative Agent

                                       and

                             THE BANK OF NOVA SCOTIA

                                as Lead Arranger

                                TABLE OF CONTENTS

                                                                                            PAGE

ARTICLE I.     DEFINITIONS; CONSTRUCTION

    Section 1.01.   Definitions.........................................................      2

    Section 1.02.   Accounting Terms and Determination..................................     24

    Section 1.03.   Other Definitional Terms............................................     24

    Section 1.04.   Exhibits and Schedules..............................................     24

    Section 1.05.   Addition of New Lenders.............................................     24

    Section 1.06.   Continuance of Existing Loans.......................................     25

ARTICLE II.    REVOLVING LOANS, TERM B LOANS, SWINGLINE LOANS AND LETTERS OF CREDIT

    Section 2.01.   Revolving Loan Commitment; Term B Loan Commitment;
                    Use of Proceeds.....................................................     26

    Section 2.02.   Notes; Register; Repayment of Principal.............................     27

    Section 2.03.   Voluntary Reduction of Commitments..................................     28

    Section 2.04.   Letter of Credit Facility...........................................     28

    Section 2.05.   Notice of Issuance of Letter of Credit; Agreement to Issue..........     29

    Section 2.06.   Payment of Amounts drawn under Letters of Credit....................     30

    Section 2.07.   Payment by Lenders..................................................     30

    Section 2.08.   Swingline Loans.....................................................     31

ARTICLE III.   GENERAL LOAN AND LETTER OF CREDIT TERMS

    Section 3.01.   Funding Notices/Notices of Outstanding Loans / Letters of
                    Credit..............................................................     32

    Section 3.02.   Disbursement of Funds...............................................     34

    Section 3.03.   Interest............................................................     35

    Section 3.04.   Interest Periods....................................................     36

    Section 3.05.   Fees................................................................     37

    Section 3.06.   Voluntary and Mandatory Prepayments and Repayments of
                    Borrowings..........................................................     38

    Section 3.07.   Payments, Computations, Taxes.......................................     41

    Section 3.08.   Interest Rate Not Ascertainable, etc................................     42

    Section 3.09.   Illegality..........................................................     43

    Section 3.10.   Increased Costs.....................................................     44


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                                TABLE OF CONTENTS
                                   (continued)

                                                                                            PAGE

    Section 3.11.   Lending Offices.....................................................     45

    Section 3.12.   Funding Losses......................................................     46

    Section 3.13.   Assumptions Concerning Funding of Eurodollar Advances...............     46

    Section 3.14.   Apportionment of Payments...........................................     46

    Section 3.15.   Sharing of Payments, Etc............................................     47

    Section 3.16.   Benefits to Guarantors..............................................     47

    Section 3.17.   Limitation on Certain Payment Obligations...........................     47

    Section 3.18.   Letter of Credit Obligations Absolute...............................     48

    Section 3.19.   Failure to Maintain Minimum Required Rating.........................     49

ARTICLE IV.    CONDITIONS TO BORROWINGS/EFFECTIVE DATE

    Section 4.01.   Conditions Precedent to Effective Date..............................     50

    Section 4.02.   Conditions to All Loans and Letters of Credit.......................     53

ARTICLE V.     REPRESENTATIONS AND WARRANTIES

    Section 5.01.   Corporate Existence; Compliance with Law............................     54

    Section 5.02.   Corporate Power; Authorization......................................     54

    Section 5.03.   Enforceable Obligations.............................................     55

    Section 5.04.   No Legal Bar........................................................     55

    Section 5.05.   No Material Litigation or Investigations............................     55

    Section 5.06.   Investment Company Act, Etc.........................................     55

    Section 5.07.   Margin Regulations..................................................     55

    Section 5.08.   Compliance With Environmental Laws..................................     55

    Section 5.09.   Insurance...........................................................     56

    Section 5.10.   No Default..........................................................     56

    Section 5.11.   No Burdensome Restrictions..........................................     56

    Section 5.12.   Taxes...............................................................     56

    Section 5.13.   Subsidiaries........................................................     56

    Section 5.14.   Financial Statements................................................     57

    Section 5.15.   ERISA...............................................................     57

    Section 5.16.   Patents, Trademarks, Licenses, Etc..................................     58

    Section 5.17.   Ownership of Property...............................................     58

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                            PAGE

    Section 5.18.   Financial Condition.................................................     59

    Section 5.19.   Labor Matters.......................................................     59

    Section 5.20.   Payment or Dividend Restrictions....................................     59

    Section 5.21.   Disclosure..........................................................     59

    Section 5.22.   Security Documents..................................................     60

    Section 5.23.   Treasury Regulations................................................     60

ARTICLE VI.    AFFIRMATIVE COVENANTS

    Section 6.01.   Corporate Existence, Etc............................................     60

    Section 6.02.   Compliance with Laws, Etc...........................................     60

    Section 6.03.   Payment of Taxes and Claims, Etc....................................     60

    Section 6.04.   Keeping of Books....................................................     61

    Section 6.05.   Visitation, Inspection, Etc.........................................     61

    Section 6.06.   Insurance; Maintenance of Properties................................     61

    Section 6.07.   Reporting Covenants.................................................     61

    Section 6.08.   Financial Covenants.................................................     65

    Section 6.09.   Notices Under Certain Other Indebtedness............................     67

    Section 6.10.   Additional Credit Parties and Collateral............................     67

    Section 6.11.   Post-Closing Collateral.............................................     69

ARTICLE VII.   NEGATIVE COVENANTS

    Section 7.01.   Indebtedness........................................................     70

    Section 7.02.   Liens...............................................................     71

    Section 7.03.   Mergers, Acquisitions, Divestitures.................................     72

    Section 7.04.   Asset Sales.........................................................     73

    Section 7.05.   Dividends, Etc......................................................     74

    Section 7.06.   Investments, Loans, Etc.............................................     75

    Section 7.07.   Sale and Leaseback Transactions.....................................     76

    Section 7.08.   Transactions with Affiliates........................................     76

    Section 7.09.   Prepayments of Subordinated Debt in Violation Thereof...............     76

    Section 7.10.   Changes in Business.................................................     76

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                            PAGE

    Section 7.11.   Limitation on Payment Restrictions Affecting Consolidated
                    Companies...........................................................     76

    Section 7.12.   Actions Under Certain Documents.....................................     77

    Section 7.13.   Fiscal Year.........................................................     77

    Section 7.14.   Deposit Accounts....................................................     77

    Section 7.15.   Foreign Holding Companies...........................................     77

ARTICLE VIII.     EVENTS OF DEFAULT

    Section 8.01.   Payments............................................................     77

    Section 8.02.   Covenants Without Notice............................................     78

    Section 8.03.   Other Covenants.....................................................     78

    Section 8.04.   Representations.....................................................     78

    Section 8.05.   Non-Payments of Other Indebtedness..................................     78

    Section 8.06.   Defaults Under Other Agreements.....................................     78

    Section 8.07.   Bankruptcy..........................................................     78

    Section 8.08.   ERISA...............................................................     79

    Section 8.09.   Money Judgment......................................................     79

    Section 8.10.   Ownership of Credit Parties.........................................     80

    Section 8.11.   Change in Control of the Borrower...................................     80

    Section 8.12.   Default Under Other Credit Documents................................     80

    Section 8.13.   Attachments.........................................................     80

    Section 8.14.   Senior Note Agreement...............................................     80

    Section 8.15.   LC Facility Agreement...............................................     80

    Section 8.16.   Impairment of Security, etc.........................................     80

ARTICLE IX.    THE ADMINISTRATIVE AGENT

    Section 9.01.   Appointment of Administrative Agent.................................     81

    Section 9.02.   Authorization of Administrative Agent with Respect to the
                    Security Documents..................................................     82

    Section 9.03.   Nature of Duties of Administrative Agent............................     82

    Section 9.04.   Lack of Reliance on the Administrative Agent........................     83

    Section 9.05.   Certain Rights of the Administrative Agent..........................     83

    Section 9.06.   Reliance by Administrative Agent....................................     83

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                            PAGE

    Section 9.07.   Indemnification of Administrative Agent.............................     83

    Section 9.08.   The Administrative Agent in its Individual Capacity.................     84

    Section 9.09.   Holders of Notes....................................................     84

    Section 9.10.   Successor Administrative Agent......................................     84

    Section 9.11.   Exculpation.........................................................     85

    Section 9.12.   Defaults............................................................     85

    Section 9.13.   Lead Arranger.......................................................     85

ARTICLE X.     MISCELLANEOUS

    Section 10.01.  Notices.............................................................     86

    Section 10.02.  Amendments, Etc.....................................................     86

    Section 10.03.  No Waiver; Remedies Cumulative......................................     86

    Section 10.04.  Payment of Expenses, Etc............................................     87

    Section 10.05.  Right of Setoff.....................................................     88

    Section 10.06.  Benefit of Agreement................................................     89

    Section 10.07.  Governing Law; Submission to Jurisdiction; Waiver of Jury
                    Trial...............................................................     91

    Section 10.08.  Independent Nature of Lenders' Rights...............................     93

    Section 10.09.  Counterparts........................................................     93

    Section 10.10.  Survival............................................................     93

    Section 10.11.  Severability........................................................     93

    Section 10.12.  Independence of Covenants...........................................     93

    Section 10.13.  Change in Accounting Principles, Fiscal Year or Tax Laws............     93

    Section 10.14.  Headings Descriptive; Entire Agreement..............................     94

    Section 10.15.  Confidentiality.....................................................     94

    Section 10.16.  Previously Executed Documents.......................................     95

    Section 10.17.  References to Existing Loan Agreement...............................     95

SCHEDULES

Schedule 1           Commitments
Schedule 1.01        Pricing Schedule
Schedule 1.02        Existing Letters of Credit
Schedule 1.03        Existing Mortgages
Schedule 5.01        Organization and Ownership of Subsidiaries
Schedule 5.01(a)     Lack of Qualification
Schedule 5.02        Authorization
Schedule 5.05        Certain Pending and Threatened Litigation
Schedule 5.08        Environmental Matters
Schedule 5.11        Burdensome Restrictions
Schedule 5.12        Tax Filings and Payments
Schedule 5.15        Employee Benefit Matters
Schedule 5.16        Patent, Trademark, License, and Other Intellectual Property Matters
Schedule 5.17        Ownership / Leasehold of Properties
Schedule 5.20        Dividend Restrictions
Schedule 7.01        Existing Indebtedness
Schedule 7.02        Existing Liens
Schedule 7.06(d)     Existing Investments
Schedule 7.06(g)     Mexican Investments
Schedule 7.07        Permitted Sale and Leaseback Transactions
Schedule 10.01       Notice Information

EXHIBITS

Exhibit A-1          -       Form of Revolving Credit Note
Exhibit A-2          -       Form of Term B Note
Exhibit B            -       Form of Swingline Note
Exhibit C            -       Form of Letter of Credit Application
Exhibit D-1          -       Form of Notice of Borrowing
Exhibit D-2          -       Form of Notice of Conversion/Continuation
Exhibit D-3          -       Form of Notice of Outstanding Loans / Letters of Credit
Exhibit E-1          -       Form of Guaranty Agreement
Exhibit E-2          -       Form of Borrower Pledge and Security Agreement
Exhibit E-3          -       Form of Subsidiary Pledge and Security Agreement
Exhibit F            -       Form of Closing Certificate
Exhibit G-1-A        -       Form of Opinion of Foley & Lardner
Exhibit G-1-B        -       Form of Opinion of Alan J. Miller, Esq.
Exhibit G-2          -       Form of Opinion of Troutman Sanders LLP
Exhibit G-3          -       Form of Opinion of Mayer, Brown, Rowe & Maw LLP
Exhibit G-4          -       Form of Opinion of Roetzel & Andress
Exhibit G-5          -       Form of Opinion of Local Real Estate Counsel
Exhibit H            -       Form of Assignment and Acceptance
Exhibit I            -       Form of Compliance Certificate
Exhibit J-1          -       Form of New Mortgage

Exhibit J-2          -       Form of Mortgage Amendment
Exhibit K            -       Form of Control Agreement
Exhibit L            -       Form of Exiting Lender Acknowledgment

                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT

            THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT made and entered into as of January 8, 2004, by and among INTERMET CORPORATION, a Georgia corporation (the "Borrower"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Scotia Capital"), acting through its Atlanta Agency, the other banks and financial institutions listed on the signature pages hereof, and any assignees of Scotia Capital, or such other banks and financial institutions which become "Lenders" as provided herein (Scotia Capital, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), Scotia Capital in its capacities as administrative agent and collateral agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Administrative Agent") and Scotia Capital, as the Lead Arranger.

            WHEREAS, the Borrower, certain Lenders, other banks and lending institutions and the Administrative Agent are parties to a $225,000,000 Five-Year Credit Agreement dated as of November 5, 1999, as amended through the Eighth Amendment thereto dated as of December 19, 2003 (the "Existing Loan Agreement");

            WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend and restate the Existing Loan Agreement to make certain changes as hereinafter set forth; it being the intention of the Borrower, the Administrative Agent and the Lenders that this Agreement and the execution and delivery of any Credit Documents in connection herewith are not a novation of the obligations of the Borrower and the Lenders under the Existing Loan Agreement but merely a restatement and, where applicable, amendment of the terms governing and evidencing such obligations; and

            WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed that on the Effective Date the Existing Loan Agreement shall be amended and restated in the form of this Agreement and that the loans and certain letters of credit outstanding under the Existing Loan Agreement shall be deemed to be Loans and Letters of Credit outstanding hereunder, and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to provide Commitments and make additional Loans and issue additional Letters of Credit for the account of the Borrower;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree, upon the terms and subject to the conditions set forth herein that the Existing Loan Agreement shall be amended and restated in its entirety to read as follows:

                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION

            Section 1.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

            "Acquisition" shall mean any transaction, or any series of related transactions, by which the Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of a 50% or more ownership interest in any such Person.

            "Additional Security Documents" shall have the meaning set forth in
Section 6.10(d).

            "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                Adjusted LIBO Rate =    LIBOR
                                        -----
                                        1.00 - LIBOR Reserve Percentage

As used herein, LIBOR Reserve Percentage shall mean, for any Interest Period for a Eurodollar Advance, the reserve percentage (expressed as a decimal) equal to the then stated maximum rate of all reserve requirements (including, without limitation, any basic, marginal, emergency, supplemental, special or other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto), having a term approximately equal or comparable to such Interest Period.

            "Administrative Agent" shall have the meaning set forth in the preamble.

            "Advance" shall mean any principal amount advanced and remaining outstanding at any time under (i) the Revolving Loans, which Advances shall be made or outstanding as Base Rate Advances or Eurodollar Advances, as the case may be, (ii) the Term B Loans, which Advances shall be made or outstanding as Base Rate Advances or Eurodollar Advances, as the case may be and (iii) the Swingline Loans, which Advances shall be made or outstanding as Base Rate Advances, including, in each case, amounts advanced under the Existing Loan Agreement.

            "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition,

"control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the power, directly or indirectly, (a) to vote 20% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable) or (b) to direct or cause the direction of the management and policies of that Person (whether by contract or otherwise).

            "Agreement" shall mean this First Amended and Restated Credit Agreement, as amended, modified, restated, or supplemented from time to time.

            "Applicable Commitment Fee Percentage" shall mean (a) prior to the Rate Lock Date, 0.500% and (b) from and after the Rate Lock Date, the percentage determined from time to time according to the Pricing Schedule based on the Borrower's ratio of Funded Debt to Consolidated EBITDA as of the end of each Fiscal Quarter, with any change to the Applicable Commitment Fee Percentage to be immediately effective on the 60th day of the next Fiscal Quarter thereafter, provided that if the average daily unused portion of the Revolving Loan Commitments of the Revolving Loan Lenders is more than 50% of the Revolving Commitment Amount for any period, the Applicable Commitment Fee Percentage set forth on the Pricing Schedule shall be increased by 0.500% for the duration of such period and provided further that if the Borrower fails to deliver its financial statements for any preceding Fiscal Quarter pursuant to Section 6.07 prior to the 60th day of the then-current Fiscal Quarter, the Applicable Commitment Fee Percentage shall be 1.250% until such financial statements are delivered.

            "Applicable Margin" shall mean with respect to all outstanding Eurodollar Advances which are Revolving Loans and all Letter of Credit Obligations (a) prior to the Rate Lock Date, 3.500% and (b) from and after the Rate Lock Date, the percentage determined from time to time according to the Pricing Schedule based on the Borrower's ratio of Funded Debt to Consolidated EBITDA as of the end of each Fiscal Quarter, with any change to the Applicable Margin to be immediately effective on the 60th day of the next Fiscal Quarter thereafter, provided that if the Borrower fails to deliver its financial statements for any preceding Fiscal Quarter pursuant to Section 6.07 prior to the 60th day of the then-current Fiscal Quarter, the Applicable Margin with respect to Eurodollar Advances which are Revolving Loans and all Letter of Credit Obligations shall be 3.750% until such financial statements are delivered. With respect to all Eurodollar Advances which are Term B Loans, "Applicable Margin" shall mean 4.250%.

            "Approved Fund" means any Person (other than a natural Person) that
(a) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (b) is administered by a Lender, an Affiliate of a Lender or entity or an Affiliate of an entity that administers or manages a Lender.

            "Asset Sale" shall mean any sale or other disposition (or a series of related sales or other dispositions), including without limitation, loss, damage, destruction or taking, by any Consolidated Company to any Person other than a Consolidated Company, of any property or asset (including Capital Securities but excluding the issuance and sale by the Borrower of its own Capital Securities) which together with all other Asset Sales after the Effective Date have an aggregate Asset Value in excess of $5,000,000, other than sales or other dispositions made in the ordinary course of business of any Consolidated Company.

            "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, and (ii) the then fair market value of such property or asset as determined in good faith by such Consolidated Company.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit H.

            "Bankruptcy Code" shall mean The Federal Bankruptcy Reform Act of 1978, as amended and in effect from time to time (11 U.S.C. Section 101 et seq.).

            "Base Rate" shall mean the higher of (with any change in the Base Rate to be effective as of the date of change of either of the following rates):

                  (a) the rate of interest then most recently established by the Administrative Agent in New York from time to time to be its base rate for Dollars loaned in the United States, as in effect from time to time, and

                  (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum.

The Administrative Agent's base rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's base rate.

            "Base Rate Advance" shall mean an Advance made or outstanding as (i) a Revolving Loan, Swingline Loan or Term B Loan bearing interest based on the Base Rate plus the Base Rate Margin as set forth in Section 3.03(a), or (ii) an Advance bearing interest at the rate agreed upon between the Borrower and the Lenders pursuant to Section 3.08, Section 3.09 or Section 3.10.

            "Base Rate Margin" shall mean with respect to all outstanding Base Rate Advances which are Revolving Loans (a) prior to the Rate Lock Date, 2.500% and (b) from and after the Rate Lock Date, the percentage determined from time to time according to the Pricing Schedule based on the Borrower's ratio of Funded Debt to Consolidated EBITDA as of the end of each Fiscal Quarter, with any change to the Base Rate Margin to be immediately effective on the 60th day of the next Fiscal Quarter thereafter, provided that if the Borrower fails to deliver its financial statements for any preceding Fiscal Quarter pursuant to
Section 6.07 prior to the 60th day of the then-current Fiscal Quarter, the Base Rate Margin with respect to Base Rate Advances which are Revolving Loans shall be 2.750% until such financial statements are delivered. With respect to all Base Rate Advances which are Term B Loans, "Base Rate Margin" shall mean 3.250%.

            "Borrower" shall have the meaning set forth in the preamble.

            "Borrower Pledge and Security Agreement" shall mean the First Amended and Restated Borrower Pledge and Security Agreement, dated as of even date herewith, executed by the Borrower in favor of the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit E-2, as the same may be amended, restated or supplemented from time to time.

            "Borrowing" shall mean the incurrence by the Borrower under any Facility of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

            "Business Day" shall mean:

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are required or authorized to close in Atlanta, Georgia or New York, New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Advances, any day on which trading is carried on by and between banks in deposits of Dollars in the London interbank market.

            "BWX Property" shall have the meaning described in Section 5.17.

            "Capital Expenditures" shall mean, for any period, the aggregate amount of all (a) expenditures of the Consolidated Companies for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and (b) Capitalized Lease Liabilities incurred by the Consolidated Companies during such period.

            "Capital Securities" shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

            "Capitalized Lease Liabilities" shall mean all monetary obligations of the Consolidated Companies under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Credit Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

            "Cash Collateral Account" shall have the meaning set forth in the LC Facility Agreement.

            "Change in Control of the Borrower" shall mean:

                  (i) any "person" or "group" (within the meaning of Sections
            13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner(s)"

            (as defined in said Rule 13d-3) of more than fifty percent (50%) of the shares of the outstanding Capital Securities of the Borrower entitled to vote for members of the Borrower's board of directors on a fully diluted basis;

                  (ii) the individuals who are members of the board of directors of the Borrower on the Effective Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Effective Date or previously so approved) shall cease to constitute a majority of the board of directors of the Borrower;

                  (iii) any sale, lease, exchange or other transfer (in one
            transaction or a series of related transactions) of all or substantially all of the assets of the Borrower and the Guarantors, taken as a whole, to any Person or "group" of related Persons for purposes of Section 13(d) of the Exchange Act, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Agreement);

                  (iv) the approval of the holders of the Capital Securities of the Borrower of any plan or proposal for the liquidation or dissolution of the Borrower (whether or not otherwise in compliance with the provisions of this Agreement); or

                  (v) any event or condition shall occur or exist which,
            pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect.

            "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Indebtedness of any Consolidated Company evidencing debt or a commitment to extend loans in excess of $5,000,000 which requires, or permits the holder(s) of such Indebtedness of such Consolidated Company to require, that such Indebtedness of such Consolidated Company be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of such Consolidated Company be accelerated in any respect, as a result of a change in ownership of the Capital Securities of such Consolidated Company or voting rights with respect thereto or a change in the composition of the board of directors of such Consolidated Company.

            "Code" shall mean the Internal Revenue Code of 1986, and the regulations, interpretations, rulings and procedures thereunder, in each case as amended, or otherwise modified from time to time.

            "Collateral" shall have the meaning set forth in the Security Documents.

            "Collateral Agent" shall mean Scotia Capital in its capacity as collateral agent for the Lenders and the other Secured Parties.

            "Commitment" shall mean, as the context may require, the Revolving Loan Commitment, the Term B Loan Commitment, Letter of Credit Commitment or Swingline Commitment.

            "Commitment Fee" shall have the meaning set forth in Section
3.05(a).

            "Commitment Termination Event" shall mean (a) the occurrence of any Event of Default with respect to the Borrower described in Section 8.07; or (b) the occurrence and continuance of any other Event of Default and either

                  (i) the declaration of all or any portion of the Loans to be due and payable, or

                  (ii) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

            "Compliance Certificate" shall mean a certificate described in
Section 6.07(c).

            "Confidential Information" shall mean all information with respect to the Borrower and its Affiliates that the Borrower furnishes to the Administrative Agent, Collateral Agent or to any Lender which is designated in writing to the recipient thereof as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrower or any of its Affiliates.

            "Consolidated Companies" shall mean, collectively, the Borrower and all of its Subsidiaries.

            "Consolidated EBITDA" shall mean, for any fiscal period of the Borrower, an amount equal to the sum for such fiscal period of (a) Consolidated Net Income (Loss) plus, (b) to the extent deducted in determining such Consolidated Net Income (Loss), (i) taxes based on income, (ii) Consolidated Interest Expense, (iii) depreciation expense, and (iv) amortization expense, plus (c) without duplication, the sum of the following items to the extent not included in Consolidated Net Income (Loss) for such period:

                  (1) the net income (or net loss) for such period of any Person which became a Subsidiary during such period (a "New Subsidiary");

                  (2) the net income (or net loss) derived during such period from the assets of any plants, divisions or business units acquired by any Consolidated Company during such period ("New Assets"); and

                  (3) the sum of the following items to the extent deducted in determining net income of any New Subsidiary or derived from any New Assets during such period: (w) taxes based on income, (x) Consolidated Interest Expense,
      (y) depreciation expense, and (z) amortization expense,

minus (d) the sum of the following items to the extent included in determining Consolidated Net Income (Loss) for such period:

                  (1) the net income (or net loss) for such period of any Person which ceased to be a Subsidiary (other than due to merger or consolidation with another Consolidated Company) during such period (an "Old Subsidiary");

                  (2) the net income (or net loss) derived during such period from the assets of any plants, divisions or business units sold or otherwise disposed of by any Consolidated Company during such period ("Old Assets"); and

                  (3) the sum of the following items to the extent deducted in determining net income of any Old Subsidiary or derived from any Old Assets during such period: (w) taxes based on income, (x) Consolidated Interest Expense, (y) depreciation expense, and (z) amortization expense, all determined on a consolidated basis in accordance with GAAP; provided that the Borrower may add back to Consolidated EBITDA (i) an aggregate amount of up to $30,000,000 for any non-cash charges incurred in connection with any financing fees, plant closings, restructuring, downsizing and any adjustments to the carrying value of fixed assets, (ii) an aggregate amount of up to $100,000,000 for any non-cash charges related to the carrying value of goodwill or deferred tax assets and (iii) solely for purposes of determining compliance with the financial covenants specified in Sections 6.08(a), (b) and (d), an aggregate amount of up to $6,000,000 for any cash and non-cash charges incurred during the Fiscal Quarter ending December 31, 2003 in connection with certain plant closings in Radford, Virginia, up-front customer payments, employee benefits and customer warranty claims (it being understood and agreed that for all other purposes (including without limitation calculating the ratio of Funded Debt to Consolidated EBITDA in order to determine the Applicable Margin, Base Rate Margin and Applicable Commitment Fee Percentage set forth on the Pricing Schedule) under any Credit Document, the up to $6,000,000 add back described in this clause (iii) shall not be included in determining Consolidated EBITDA).

            For the purposes of calculating any financial definitions based upon Consolidated EBITDA, the addition or subtraction of any other financial definitions to or from Consolidated EBITDA shall be calculated with appropriate adjustment for New Subsidiaries, New Assets, Old Subsidiaries and Old Assets as is consistent with this definition.

            "Consolidated Interest Expense" shall mean, for any fiscal period of the Borrower, total interest expense of the Consolidated Companies (including without limitation, interest expense portion attributable to Capitalized Lease Liabilities in accordance with GAAP, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income (Loss)" shall mean, for any fiscal period of the Borrower, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any income or loss of any Person accrued prior to the date such Person becomes a Subsidiary of the Borrower or is merged into or consolidated with any Consolidated Company or all or substantially all of such Person's assets are acquired by any Consolidated Company, (ii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, and (iii) any extraordinary gain or loss of any Consolidated Company.

            "Consolidated Net Worth" shall mean, as of any date of determination, Shareholders' Equity of the Consolidated Companies.

            "Contingent Liability" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

            "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

            "Control Agreement" shall mean an agreement described in Section 7.14, substantially in the form of Exhibit K, with such changes as are, or in such other form as is, reasonably acceptable to the Collateral Agent.

            "Copyright Security Agreement" shall mean any Copyright Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties in substantially the form of Exhibit D to the Security Agreements, as amended, supplemented, amended and restated or otherwise modified from time to time.

            "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Fee Letter, the Guaranty Agreement, each Rate Protection Agreement, the Letters of Credit and all Security Documents.

            "Credit Parties" shall mean, collectively, each of the Borrower, the Guarantors, and every other Person who from time to time executes a Credit Document with respect to all or any portion of the Obligations.

            "Default" shall mean any condition, occurrence or event which, with notice or lapse of time or both, would constitute an Event of Default.

            "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

            "Domestic Subsidiary" shall mean each Consolidated Company that is organized under the laws of the United States or any political subdivision thereof.

            "Effective Date" shall have the meaning provided in Article IV.

            "Eligible Assignee" shall mean (i) any Lender, (ii) any Affiliate of any Lender or (iii) an Approved Fund.

            "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules, decrees, orders or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment or relating to public health and safety, including, without limitation (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, or (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. Section 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. Section 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.),
(iv) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. Section 9601 et seq.), and (vi) all applicable national and local laws or regulations with respect to environmental control (including applicable laws of the Federal Republic of Germany or any applicable international agreements).

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and the regulations, interpretations, rulings and procedures thereunder, in each case as amended, or otherwise modified from time to time.

            "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Code or Section 4001 of ERISA.

            "Eurodollar Advance" shall mean an Advance made or outstanding as a Revolving Loan or Term B Loan bearing interest based on the Adjusted LIBO Rate plus the Applicable Margin as set forth in Section 3.03(a).

            "Event of Default" shall have the meaning provided in Article VIII.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

            "Executive Officer" shall mean with respect to any Person, the President, Chief Executive Officer, Chief Operating Officer, Vice Presidents, Chief Financial Officer, Treasurer, Secretary and any other individual holding comparable offices or duties.

            "Existing Letters of Credit" shall mean certain "Letters of Credit" issued under (and as such term is defined in) the Existing Loan Agreement and outstanding on the Effective Date, as more fully described on Schedule 1.02.

            "Existing Loan Agreement" shall have the meaning set forth in the recitals.

            "Existing Mortgage" means each mortgage, deed of trust or agreement executed and delivered by any Credit Party pursuant to the requirements of the Existing Loan Agreement under which a Lien has been granted on the real property and fixtures described therein, in each case as amended prior to the Effective Date, as more fully described on Schedule 1.03.

            "Exiting Lender" shall mean any "Lender" under (and as such term is defined in) the Existing Loan Agreement which does not remain a Lender under this Agreement and instead executes an Exiting Lender Acknowledgment in substantially the form of Exhibit L attached hereto.

            "Facilities" shall mean the Commitments, the Swingline Loan subfacility or the Letter of Credit subfacility, as the context may indicate.

            "Fair Market Value" shall mean with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

            "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

            "Fee Letter" shall mean the confidential fee letter, dated as of December 17, 2003, between the Borrower and the Administrative Agent describing certain fees payable to the Administrative Agent only and not the fees described in Sections 3.05(a), (b) and (d).

            "Fiscal Quarter" shall mean a quarter ending on the last day of March, June, September or December.

            "Fiscal Year" shall mean any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2003 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

            "Foreign Plan" shall mean any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

            "Foreign Holding Company" shall mean any Domestic Subsidiary of the Borrower which holds Capital Securities of any Foreign Subsidiary other than Tool Products, Inc.

            "Foreign Subsidiary" shall mean each Consolidated Company that is not a Domestic Subsidiary.

            "Foreign 956 Subsidiary" shall mean each Foreign Subsidiary a guaranty of the Obligations by which would result in a deemed dividend of its current and accumulated earnings and profits under section 956 of the Code that would result in material increased tax liabilities for the Consolidated Companies, taken as a whole.

            "Funded Debt" shall mean all Indebtedness for money borrowed (other than amounts outstanding under the LC Facility Agreement and any letters of credit issued by SunTrust Bank that are backed by Letters of Credit), Indebtedness evidenced or secured by purchase money Liens, Capitalized Lease Liabilities, conditional sales contracts and similar title retention debt instruments, whether designated as long term or current debt under GAAP and all Synthetic Leases even if not treated as Indebtedness under GAAP. The calculation of Funded Debt shall include (i) all Funded Debt of the Consolidated Companies, plus (ii) all Funded Debt of other Persons to the extent a Consolidated Company has Contingent Liability with respect thereto, plus (iii) the redemption amount with respect to the Capital Securities of any Consolidated Company required to be redeemed during the next succeeding twelve months.

            "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "Guarantors" shall mean, collectively, (a) each Domestic Subsidiary (other than an Inactive Subsidiary) and (b) each Foreign Subsidiary that is not a Foreign 956 Subsidiary.

            "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations

(contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or an agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Guaranty Agreement" shall mean the Second Amended and Restated Guaranty Agreement, dated as of even date herewith, executed by each of the Guarantors in favor of the Lenders and the Administrative Agent and their respective Affiliates, substantially in the form of Exhibit E-1 as the same may be amended, restated or supplemented from time to time.

            "Hazardous Substances" shall mean (a) any "hazardous substance," as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et. seq., and any amendments thereto or regulations promulgated thereunder from time to time, (b) any "hazardous waste," as defined in the Resource Conversation and Recovery Act, 42 U.S.C. Section 6901 et. seq. and any amendments thereto or regulations promulgated thereunder from time to time, and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) as defined in any other Environmental Laws.

            "Impermissible Qualification" shall mean any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower

                  (a) which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.

            "Inactive Subsidiary" shall mean any of (i) a Subsidiary that has neither assets nor income and is listed as "inactive" on Schedule 5.01 and (ii) Transnational Indemnity Company and Western Capital Corporation and its current Subsidiaries so long as each such Person does not conduct any active business or have any assets with an aggregate Fair Market Value of more than $2,000,000.

            "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all Capitalized Lease Liabilities; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit and banker's acceptances); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof to the extent required to be disclosed in accordance with GAAP; (vi) all Synthetic Leases, even if not required to be disclosed in accordance with GAAP; and (vii) all Contingent Liabilities of such Person in respect of any of the foregoing.

            "Initial Term B Loan Amount" shall mean the aggregate principal amount of Term B Loans made on the Effective Date.

            "Interest Period" shall mean the interest period selected by the Borrower pursuant to Section 3.04(a) hereof.

            "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person, in each case, other than an Acquisition. Each Investment shall be valued as of the date made; provided that any Investment or portion of an Investment consisting of Indebtedness shall be valued at the outstanding principal balance thereof as of the date of determination.

            "Issuer" shall mean Scotia Capital, in its individual capacity hereunder (and not in its capacity as the Administrative Agent). At the request of Scotia Capital, another Lender consented to by the Borrower (such consent not to be unreasonably withheld) may become a successor Issuer.

            "LC Facility Agreement" shall mean the Letter of Credit Facility Agreement dated as of January 8, 2004 among Scotia Capital, as administrative agent, the lenders party thereto and the Borrower.

            "Lender" or "Lenders" shall mean Scotia Capital, the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 10.06(c).

            "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to the Borrower and the Administrative Agent with respect to each Type of Loan.

            "Letters of Credit" shall mean the financial and commercial/trade letters of credit issued or deemed to have been issued pursuant to Article II hereof by the Issuer for the account of the Borrower pursuant to the Letter of Credit Commitment. The term "Letters of Credit" includes each Existing Letter of Credit.

            "Letter of Credit Commitment" shall mean the Issuer's obligation to issue, and the other Lenders obligation to risk participate in, Letters of Credit pursuant to Section 2.04.

            "Letter of Credit Commitment Amount" shall mean the lesser of (i) $45,000,000 and (ii) the Revolving Loan Commitment Amount available to be drawn upon at such time pursuant to Section 2.04(a)(x).

            "Letter of Credit Fee" shall have the meaning set forth in Section 3.05(b).

            "Letter of Credit Obligations" shall mean, with respect to Letters of Credit, as at any date of determination, the sum of (a) the maximum aggregate amount which at such date of determination is available to be drawn by the beneficiaries thereof (assuming the conditions for drawing thereunder have been met) under all Letters of Credit then outstanding, plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuer not theretofore reimbursed by the Borrower.

            "LIBOR" shall mean, for any Interest Period, with respect to Eurodollar Advances under the Revolving Loan Commitments and the Term B Loan Commitments, the offered rate for deposits in Dollars, for a period comparable to the Interest Period and in an amount comparable to the Administrative Agent's portion of such Advances, appearing on Telerate Page 3750 as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on such Telerate Page the rate shall be the arithmetic mean of such rates. If the foregoing rate in unavailable from Telerate for any reason, then such rate shall be determined by the Administrative Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Administrative Agent to the Borrower and the Lenders; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

            "Lien" shall mean any mortgage, deed of trust, pledge, security interest, lien, encumbrance, charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

            "Loans" shall mean, the Revolving Loans, the Term B Loans and the Swingline Loans.

            "Margin Regulations" shall mean Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

            "Margin Stock" shall have the meaning set forth in the Margin Regulations.

            "Materially Adverse Effect" shall mean any materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement, (iii) the ability of the other Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents, (iv) the perfection or priority of the Liens granted in favor of the Collateral Agent pursuant to the Security Documents or
(v) the rights and remedies of any Secured Party under any Credit Document.

            "Minimum Required Rating" shall mean (i) from Moody's, a long-term deposit rating of A1 or higher (or comparable rating in the event Moody's hereafter modifies its rating system for long-term deposits of commercial banks), and (ii) from S&P, a long-term deposit ratings of A+ or higher (or comparable rating in the event S&P hereafter modifies its rating system for long-term deposits of commercial banks).

            "Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

            "Mortgage" shall mean, collectively, the Existing Mortgages, the Mortgage Amendments and New Mortgages, in each case as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time.

            "Mortgage Amendments" shall mean amendments to and restatements of the Existing Mortgages in substantially the form of Exhibit J-2 hereto executed and delivered by the applicable Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties on the Effective Date.

            "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

            "Net Disposition Proceeds" shall mean the gross cash proceeds received by the Borrower or any other Consolidated Company from any Asset Sale pursuant to Section 7.04, minus the sum of (i) all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred in connection with such Asset Sale, (ii) all taxes actually paid or estimated by the Borrower to be payable in cash within the next 12 months in connection with such Asset Sale, and (iii) payments made by the Borrower or such Consolidated Company to retire Indebtedness (other than the Loans) where payment of such Indebtedness is required in connection with such Asset Sale; provided, however, that if the amount of any estimated taxes pursuant to clause (ii) exceeds the amount of taxes actually required to be paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall constitute Net Disposition Proceeds.

            "Net Equity or Debt Proceeds" shall mean with respect to the sale, issuance (excluding any Senior Note Refinancing) or assumption after the Effective Date by any of the Consolidated Companies to any Person of any debt or preferred equity securities, the excess of:

                  (a) the gross cash proceeds received by such Consolidated Company from such sale, assumption, exercise or issuance, over

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale, assumption or issuance which have not been paid to Affiliates of the Borrower in connection therewith.

            "Net Fixed Assets" shall mean, as of any date of determination, the net property, plant and equipment of the Consolidated Companies determined in accordance with GAAP and as reflected on the consolidated balance sheet of the Borrower.

            "New Lender" shall have the meaning described in Section 1.5.

            "New Mortgage" shall mean each mortgage, deed of trust or agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties in substantially the form of Exhibit J-1 hereto with respect to any real property located in the United States that is owned or subject to a long term lease by the Borrower or any Domestic Subsidiary but not subject to an Existing Mortgage, and in each case as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time.

            "Notes" shall mean, collectively, the Revolving Credit Notes, the Term B Notes and the Swingline Note either as originally executed or as hereafter amended, modified or substituted.

            "Notice of Borrowing" shall mean a notification of Borrowing by the Borrower pursuant to Section 2.08 or 3.01 substantially in the form of Exhibit D-1.

            "Notice of Conversion/Continuation" shall mean a notification of continuation or conversion of a Borrowing by the Borrower pursuant to Section
3.01 substantially in the form of Exhibit D-2.

            "Notice of Outstanding Loans / Letters of Credit" shall mean a notification of outstanding loans and letters of credit by the Borrower pursuant to Section 3.01 substantially in the form of Exhibit D-3.

            "Obligations" shall mean all amounts owing to the Administrative Agent or any Lender or its Affiliates pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), all Letter of Credit Obligations, fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, Rate Protection Obligations and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

            "Organic Document" shall mean, relative to any Credit Party, as applicable, its certificate or articles of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, articles of organization, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Credit Party's partnership interests, limited liability company interests or authorized shares of Capital Securities.

            "Patent Security Agreement" shall mean any Patent Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties substantially in the form of Exhibit B to the Security Agreements, as amended, supplemented, amended and restated or otherwise modified from time to time.

            "Payment Office" shall mean the office specified as the "Payment Office" for the Administrative Agent on Schedule 10.01, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the Lenders.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

            "Permitted Acquisition" shall mean an Acquisition permitted by
Section 7.03(a)(ii) or (c).

            "Permitted Asset Sale" shall mean an Asset Sale that is permitted by Sections 7.04(c) and (d).

            "Person" shall mean any individual, limited liability company, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

            "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

            "Pricing Schedule" is set forth on Schedule 1.01.

            "Quarterly Payment Date" shall mean the last day of each Fiscal Quarter, or, if any such day is not a Business Day, the next succeeding Business Day.

            "Rate Lock Date" shall mean March 31, 2004.

            "Rate Protection Agreements" shall mean, collectively, any currency exchange or interest rate swap, cap, collar or similar agreement entered into by any of the Consolidated Companies under which the counterparty of such agreement is (or at the time such agreement was entered into was) a Lender or an Affiliate of a Lender.

            "Rate Protection Obligations" shall mean all liabilities arising under or in connection with Rate Protection Agreements.

            "Rating Agencies" shall mean, collectively, Moody's and S&P.

            "Register" shall have the meaning described in Section 2.02(d).

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

            "Required Lenders" shall mean at any time, the Required Revolving Lenders and the Required Term B Lenders.

            "Required Revolving Lenders" shall mean, at any time, Revolving Loan Lenders holding (a) if the Revolving Loan Commitments shall not have been terminated, more than 50% of the aggregate amount of all Revolving Loan Commitments and (b) if the Revolving Loan Commitments shall have been terminated, more than 50% of the aggregate amount of all outstanding Revolving Loans, Swingline Loans and Letter of Credit Obligations.

            "Required Term B Lenders" shall mean, at any time, Term B Lenders holding (a) if the Term B Loan Commitments shall not have been terminated, more than 50% of the aggregate amount of all Term B Loan Commitments and (b) if the Term B Loan Commitments shall have been terminated, more than 50% of the aggregate amount of all outstanding Term B Loans.

            "Requirement of Law" for any Person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Restricted Payment" shall have the meaning set forth in Section
7.05.

            "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

            "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit A - 1, either as originally executed or as hereafter amended, modified or substituted.

            "Revolving Loans" shall mean, collectively, all outstanding Loans made or continued to the Borrower by the Lenders pursuant to clause (a) of
Section 2.01 hereof.

            "Revolving Loan Commitment" shall mean, relative to any Lender, such Lender's obligation (if any) to make Revolving Loans pursuant to clause (a) of
Section 2.01, with the amount of such commitment set forth opposite such Lender's name on Schedule 1, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.03 or Section 3.06(c)(iv), any assignment thereof pursuant to Section 10.06, or any amendment thereof pursuant to Section 10.02.

            "Revolving Loan Commitment Amount" shall mean, on any date, $90,000,000, as such amount may be reduced from time to time pursuant to Section
2.03 or Section 3.06(c)(iv), or any amendment thereof pursuant to Section 10.02.

            "Revolving Loan Commitment Termination Date" shall mean the earliest of (a) the fifth anniversary of the Effective Date; (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any of the foregoing, the Revolving Loan Commitments shall terminate automatically and without any further action.

            "Revolving Loan Lender" shall have the meaning set forth in clause
(a) of Section 2.01.

            "Revolving Percentage" shall mean, relative to any Lender, the applicable percentage relating to Revolving Loans set forth opposite its name on
Schedule 1 hereto under the Revolving Loan Commitment column or set forth in an Assignment and Acceptance under the Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Assignment and Acceptances executed by such Lender and Eligible Assignees and delivered pursuant to Section 10.06. A Lender shall not have any Revolving Loan Commitment if its percentage under the Revolving Loan Commitment column is zero.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc.

            "Scotia Capital" shall have the meaning set forth in the preamble.

            "Secured Party" shall mean any of (i) the Administrative Agent, the Issuer, the Lenders and their respective Affiliates which are party to any of the Credit Documents, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns and any other Person entitled to indemnification pursuant to Section 10.04 hereof; and (ii) such other Persons who are approved by the Super-Majority Lenders.

            "Security Agreement" shall mean the Borrower Pledge and Security Agreement and/or the Subsidiary Pledge and Security Agreement, as the case may be.

            "Security Documents" shall mean, collectively, the, Borrower Pledge and Security Agreement, Subsidiary Pledge and Security Agreement, the Mortgages, each Patent Security Agreement, each Copyright Security Agreement, each Trademark Security Agreement, each Control Agreement and each other, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document securing the Obligations, as the same may be amended, restated, or supplemented from time to time.

            "Senior Funded Debt" shall mean the aggregate amount of Funded Debt of the Consolidated Companies after subtracting therefrom Funded Debt which is Subordinated Debt.

            "Senior Notes" shall mean the Borrower's 9 3/4% senior unsecured notes issued pursuant to the Senior Note Agreement in an aggregate principal amount of $175,000,000.

            "Senior Note Agreement" shall mean the Indenture dated as of June 13, 2002, as in effect on the Effective Date, and as amended further from time to time in accordance with this Agreement.

            "Senior Note Refinancing" shall mean the refinancing of the Senior Notes by the issuance of unsecured notes in an aggregate principal amount not to exceed the then outstanding aggregate principal amount of the Senior Notes with no scheduled payment date for any of such aggregate principal amount evidenced by such unsecured notes that is earlier than three (3) months after the sixth anniversary of the Effective Date and otherwise in form and substance satisfactory to the Administrative Agent.

            "Shareholders' Equity" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

            "Solvent" shall mean, as to the Borrower or any Guarantor at any time, that (i) each of the fair value and the present fair saleable value of such Person's assets (including any rights of subrogation or contribution to which such Person is entitled, under any of the Credit Documents or otherwise) is greater than such Person's debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) and the maximum estimated amount required to pay such debts and liabilities as such debts and liabilities mature or otherwise become payable; (ii) such Person is able and expects to be able to pay its debts and other liabilities (including, without limitation, contingent, unmatured and unliquidated debts and liabilities) as they mature; and (iii) such Person does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.

            "Stated Maturity Date" means

            (a) with respect to all Revolving Loans, Letters of Credit, Swingline Loans and Letter of Credit Obligations, the fifth anniversary of the Effective Date; and

            (b) with respect to all Term B Loans, the Term B Maturity Date.

            "Subordinated Debt" shall mean other Indebtedness of the Borrower subordinated to all obligations of the Borrower or any other Credit Party arising under this Agreement, the Notes, and the Guaranty Agreements on terms and conditions satisfactory in all respects to the Administrative Agent, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, evidenced by the written approval of the Administrative Agent.

            "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, limited liability companies, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting Capital Securities or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries. Unless the context otherwise requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

            "Subsidiary Pledge and Security Agreement" shall mean the First Amended and Restated Subsidiary Pledge and Security Agreement, dated as of even date herewith, executed by each of the Guarantors in favor of the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit E-3 as the same may be amended, restated or supplemented from time to time.

            "Super-Majority Lenders" shall mean at any time, the Super-Majority Revolving Lenders and the Super-Majority Term B Lenders.

            "Super-Majority Revolving Lenders" shall mean, at any time, Revolving Loan Lenders holding (a) if the Revolving Loan Commitments shall not have been terminated, at least 66-2/3% of the aggregate amount of all Revolving Loan Commitments and (b) if the Revolving Loan Commitments shall have been terminated, at least 66-2/3% of the aggregate amount of all outstanding Revolving Loans, Swingline Loans and Letter of Credit Obligations.

            "Super-Majority Term B Lenders" shall mean, at any time, Term B Lenders holding (a) if the Term B Loan Commitments shall not have been terminated, at least 66-2/3% of the aggregate amount of all Term B Loan Commitments and (b) if the Term B Loan Commitments shall have been terminated, at least 66-2/3% of the aggregate amount of all outstanding Term B Loans.

            "Swingline Commitment" is defined in clause (a) of Section 2.08.

            "Swingline Commitment Amount" shall mean the lesser of (i) $10,000,000 and (ii) the Revolving Loan Commitment Amount available to be drawn upon at such time pursuant to Section 2.08(a)(ii).

            "Swingline Lender" shall mean Scotia Capital, in its individual capacity hereunder (and not in its capacity as the Administrative Agent). At the request of Scotia Capital another Lender consented to by the Borrower (such consent not to be unreasonably withheld) may become a successor Swingline Lender.

            "Swingline Loan" shall mean an Advance made or continued by the Swingline Lender to the Borrower pursuant to Section 2.08.

            "Swingline Note" shall mean a promissory note of the Borrower payable to the order of the Swingline Lender, in substantially the form of Exhibit B hereto, evidencing the maximum aggregate principal indebtedness of the Borrower to the Swingline Lender with respect to outstanding Swingline Loans made by the Swingline Lender pursuant to this Agreement, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

            "Synthetic Lease" shall mean, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

            "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

            "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that pace on that service for the purpose of displaying rates comparable to LIBOR).

            "Term B Lender" shall mean each Lender that holds a Term B Loan Commitment or a Term B Loan.

            "Term B Loans" shall mean, collectively, all outstanding Loans made or continued to the Borrower by the Lenders pursuant to clause (b) of Section
2.01 hereof.

            "Term B Loan Commitment" shall mean, relative to any Lender, such Lender's obligation (if any) to make Term B Loans pursuant to clause (b) of
Section 2.01, with the amount of such commitment set forth opposite such Lender's name on Schedule 1, as the same may be increased or decreased from time to time as a result of any assignment thereof pursuant to Section 10.06, or any amendment thereof pursuant to Section 10.02.

            "Term B Loan Commitment Amount" shall mean, on any date, $120,000,000.

            "Term B Loan Commitment Termination Date" shall mean the earliest of
(a) the Effective Date (immediately after the making of the Term B Loans on such date); and (b) the date on which any Commitment Termination Event occurs. Upon the occurrence of either of the foregoing, the Term B Loan Commitments shall terminate automatically and without any further action.

            "Term B Maturity Date" shall mean March 31, 2009, provided that in the event of a Senior Note Refinancing on or prior to January 1, 2009, "Term B Maturity Date" shall mean the earlier of (a) the date that is three (3) months prior to the first scheduled payment date of any unsecured note issued in connection with the Senior Note Refinancing and (b) the sixth anniversary of the Effective Date.

            "Term B Notes" shall mean, collectively, the promissory notes evidencing the Term B Loans in the form attached hereto as Exhibit A - 2, either as originally executed or as hereafter amended, modified or substituted.

            "Term B Percentage" shall mean, relative to any Lender, the applicable percentage relating to Term B Loans set forth opposite its name on
Schedule 1 hereto under the Term B Loan Commitment column or as set forth in an Assignment and Acceptance under the Term B Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Assignment and Acceptances executed by such Lender and its Eligible Assignees and delivered pursuant to Section 10.06. A Lender shall not have any Term B Loan Commitment if its percentage under the Term B Loan Commitment column is zero.

            "Total Exposure Amount" shall mean, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Obligations and the unfunded amount of the Revolving Loan Commitments.

            "Trademark Security Agreement" shall mean any Trademark Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties substantially in the form of Exhibit C to the Security Agreements, as amended, supplemented, amended and restated or otherwise modified from time to time.

            "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances or Eurodollar Advances.

            "United States" or "U.S." shall mean the United States of America, its fifty states and the District of Columbia and any other political subdivision thereof.

            Section 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; provided, however, that compliance with the financial covenants and calculations set forth in Section 6.08, Article VII, and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in
Section 5.14 unless and until the Borrower and the Required Lenders enter into an agreement with respect thereto in accordance with Section 10.13.

            Section 1.03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified. Any of the terms defined in Section
1.01 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

            Section 1.04. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.

            Section 1.05. ADDITION OF NEW LENDERS. On the Effective Date, (a) each financial institution listed on the signature pages hereof that was not a party to the Existing Loan Agreement (each, a "New Lender") shall automatically become a party hereto and be entitled to the rights and remedies, and have the obligations, of a "Lender" hereunder, (b) each New Lender with a Revolving Loan Commitment shall deliver to the Administrative Agent immediately available funds to cover such New Lender's Revolving Percentage of all outstanding "Loans" under the Existing Loan Agreement after giving effect to all repayments thereof made on the

Effective Date and (c) each Lender which is a party to the Existing Loan Agreement shall deliver to the Administrative Agent immediately available funds in an amount equal to the excess, if any, of such Lender's Revolving Percentage of all outstanding Revolving Loans under this Agreement over the amount of such Lender's "Loans" under the Existing Loan Agreement after giving effect to all repayments thereof made on the Effective Date. The Lenders described in the foregoing clauses (b) and (c) shall purchase from each Exiting Lender the "Loans" of such Exiting Lender under the Existing Loan Agreement after giving effect to all repayments thereof made on the Effective Date and, if applicable, purchase from any Lender which is a party hereto but which has "Loans" under the Existing Loan Agreement after giving effect to all repayments thereof made on the Effective Date in excess of such Lender's Revolving Percentage of all Revolving Loans under this Agreement a portion of such "Loans" equal to such excess (in each case so that after giving effect to any such disbursements, each Lender has an amount of Revolving Loans outstanding hereunder equal to its Revolving Percentage). The Administrative Agent shall disburse the funds received pursuant to the foregoing clauses (b) and (c) to effectuate such purchases. If any Lender (including any Exiting Lender) shall suffer a loss as a result of the effectiveness of such purchase or sale being during an Interest Period, the Borrower shall reimburse such Lender for the amount of such loss. Each such Lender shall furnish the Borrower with a certificate setting forth the basis for determining the amount to be paid to it under this Section 1.05.

      To facilitate the foregoing, the Borrower agrees that on the Effective Date the Borrower will pay to the Administrative Agent for the account of each Lender which is a party to the Existing Loan Agreement all interest and fees owed to such Lender under the Existing Loan Agreement.

      Each Exiting Lender shall be paid in full on the Effective Date by the payments described above and shall cease to be a Lender hereunder and shall cease to have any obligations hereunder.

            Section 1.06. CONTINUANCE OF EXISTING LOANS. Except as expressly provided in Section 1.05, all "Loans" by the Lenders to the Borrower under the Existing Loan Agreement that are outstanding on the Effective Date shall continue to be outstanding and be deemed to be Revolving Loans hereunder; such Revolving Loans shall not be deemed to have been repaid under the Existing Loan Agreement and reborrowed hereunder as a result of the effectiveness of this Agreement and the amendment and restatement of the Existing Loan Agreement provided for herein.

                                   ARTICLE II.

      REVOLVING LOANS, TERM B LOANS, SWINGLINE LOANS AND LETTERS OF CREDIT

            Section 2.01. REVOLVING LOAN COMMITMENT; TERM B LOAN COMMITMENT; USE OF PROCEEDS.

            (a) REVOLVING LOAN COMMITMENT.

            1. Subject to and upon the terms and conditions herein set forth, each Lender that has a Revolving Loan Commitment (referred to as a "Revolving Loan Lender") severally agrees to make to the Borrower from time to time on and after the Effective Date (and continue "Loans" under (and as such term is defined in) the Existing Loan Agreement which are outstanding on the Effective Date), but prior to the Revolving Loan Commitment Termination Date, Revolving Loans in an aggregate amount outstanding at any time not to exceed such Lender's Revolving Percentage minus such Lender's Revolving Percentage of the Swingline Loans minus such Lender's Revolving Percentage of the Letter of Credit Obligations, subject, however, to the conditions that (i) at no time shall the sum of the (x) the outstanding principal amount of all Revolving Loans, plus (y) the outstanding principal amount of all Swingline Loans, plus (z) the outstanding Letter of Credit Obligations, exceed the Revolving Loan Commitment Amount, and (ii) at all times shall the outstanding principal amount of the Revolving Loans of each Lender equal the product of each Lender's Revolving Percentage multiplied by the aggregate outstanding amount of the Revolving Loans. The Borrower shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions hereof.

            2. Revolving Loans made (or continued) on the Effective Date shall consist entirely of Base Rate Advances; thereafter, each Revolving Loan shall, at the option of the Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than $5,000,000 or a greater integral multiple of $1,000,000, provided that each Borrowing of Revolving Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000.

            3. The proceeds of Revolving Loans shall be used solely as working capital and for other general corporate purposes, including Acquisitions, Investments, the repayment of Indebtedness and the funding of capital expenditures of the Consolidated Companies.

            (b) TERM B LOAN COMMITMENT.

            1. In a single Borrowing (which shall be on a Business Day) occurring on the Effective Date, each Term B Lender agrees that it will make Term B Loans to the Borrower equal to such Lender's Term B Percentage of the aggregate amount of the Borrowing of Term B Loans requested by the Borrower to be made on such day. The aggregate amount of Term B Loans shall not exceed the Term B Loan Commitment Amount.

            2. No amounts paid or prepaid with respect to Term B Loans may be reborrowed.

            3. Term B Loans made on the Effective Date shall consist entirely of Base Rate Advances; thereafter, Term B Loans may be converted into part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances in accordance with Section 3.01(c).

            4. The proceeds of Term B Loans shall be used, to the extent necessary, (i) to repay all outstanding "Loans" under (and as such term is defined in) the Existing Loan Agreement on the Effective Date and (ii) to fund the Cash Collateral Account with $35,690,411, with any remaining amount of such proceeds to be used solely as working capital and for other general corporate purposes, including Acquisitions, Investments, the repayment of Indebtedness and the funding of capital expenditures of the Consolidated Companies.

            Section 2.02. NOTES; REGISTER; REPAYMENT OF PRINCIPAL.

            (a) The Borrower's obligations to pay the principal of, and interest on, the Revolving Loans to each Lender shall be evidenced by the records of the Administrative Agent and such Lender and, if requested by such Lender pursuant to paragraph (c) below, by a Revolving Credit Note payable to such Lender.

            (b) The Borrower's obligations to pay the principal of, and interest on, the Term B Loans to each Lender shall be evidenced by the records of the Administrative Agent and such Lender and, if requested by such Lender pursuant to paragraph (c) below, by a Term B Note payable to such Lender.

            (c) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Revolving Credit Note (if requested by a Revolving Loan Lender) or Term B Note (if requested by a Term B Lender), as applicable, payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns).

            (d) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this paragraph (d), to maintain at one of its offices a register for the recordation of the names and addresses of the Lenders, the applicable Commitments or Loans made by each Lender and each repayment in respect of the principal amount of the Loans, annexed to which the Administrative Agent shall retain a copy of each Assignment and Acceptance delivered to the Administrative Agent pursuant to Section 10.06(c) (the "Register"). Failure to make any recordation, or any error in such recordation, shall not affect any Obligation of the Borrower. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. The

Register shall be available for inspection by the Borrower, the Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (e) The outstanding principal amounts of all Loans and all other accrued Obligations hereunder shall be due and payable in full on the applicable Stated Maturity Date therefor, or on such earlier date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII.

            Section 2.03. VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Administrative Agent, the Borrower shall have the right, without premium or penalty, to terminate the unutilized Revolving Loan Commitment Amount, in part or in whole, provided, that (i) any such termination shall apply to proportionately and permanently reduce the Revolving Loan Commitments of each of the Lenders, and (ii) any partial termination pursuant to this Section 2.03 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the sum of (i) the Swingline Commitment Amount and (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swingline Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swingline Lender or any Issuer.

            Section 2.04. LETTER OF CREDIT FACILITY.

            (a) Subject to, and upon the terms and conditions set forth herein, the Borrower may request, in accordance with the provisions of this Section 2.04 and Section 2.05 and the other terms of this Agreement, that on and after the Effective Date but prior to the Revolving Loan Commitment Termination Date, the Issuer issue a Letter or Letters of Credit for the account of the Borrower; provided that the application for such Letters of Credit issued by the Issuer shall be in the form substantially identical to Exhibit C attached hereto, provided further that (i) no Letter of Credit shall have an expiration date that is later than one year after the date of issuance thereof (provided that a Letter of Credit may provide that it is extendible for consecutive one year periods); (ii) in no event shall any Letter of Credit issued by the Issuer have an expiration date (or be extended so that it will expire) later than the applicable Stated Maturity Date; and (iii) the Borrower shall not request that the Issuer issue any Letter of Credit, if, after giving effect to such issuance,
(x) the sum of the aggregate Letter of Credit Obligations plus the aggregate outstanding principal amount of the Revolving Loans plus the aggregate outstanding principal amount of the Swingline Loans would exceed the Revolving Loan Commitment Amount, or (y) the sum of the aggregate Letter of Credit Obligations would exceed the Letter of Credit Commitment Amount. All Existing Letters of Credit shall be deemed to have been issued under this Agreement.

            (b) On the Effective Date, the Existing Letters of Credit shall be deemed for all purposes to be Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Credit Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuer on the Effective Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Revolving Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. The Existing Letters of Credit shall be deemed to utilize pro rata the Revolving Loan Commitment of each Lender.

            Section 2.05. NOTICE OF ISSUANCE OF LETTER OF CREDIT; AGREEMENT TO ISSUE.

            (a) Whenever the Borrower desires the issuance of a Letter of Credit (other than the Existing Letters of Credit), it shall, in addition to any application and documentation procedures required by the Issuer for the issuance of such Letter of Credit, deliver to the Administrative Agent and the Issuer a written notice no later than 11:00 AM (Atlanta, Georgia time) at least five (5) days in advance of the proposed date of issuance and the Administrative Agent shall promptly forward a copy of such notice to each of the Lenders. Each such notice shall specify (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Letter of Credit (which shall be denominated in Dollars); (iii) the expiration date of the Letter of Credit; and
(iv) the name and address of the beneficiary with respect to such Letter of Credit and shall attach a precise description of the documentation and a verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which would require the Issuer to make payment under the Letter of Credit, provided that the Issuer may require changes in any such documents and certificates in accordance with its customary letter of credit practices, and provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 AM (Atlanta, Georgia time). In determining whether to pay any draft under any Letter of Credit, the Issuer shall be responsible only to determine that the documents and certificate required to be delivered under its Letter of Credit have been delivered, and that they comply on their face with the requirements of the Letter of Credit. The Issuer shall promptly notify the Administrative Agent upon the issuance of a Letter of Credit. Promptly after receiving the notice of issuance of a Letter of Credit, the Administrative Agent shall notify each Lender of such Lender's respective participation therein, determined in accordance with its respective Revolving Percentage of the Letter of Credit Commitment Amount.

            (b) The Issuer agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of the Borrower a Letter of Credit in a face amount equal to the face amount requested under paragraph (a) above, following its receipt of a notice required by Section 2.05(a). Immediately upon the issuance of each Letter of Credit (or, in the case of any Existing Letter of Credit, on the Effective Date), each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuer a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Lender's Revolving Percentage of the Letter of Credit Commitment Amount multiplied by the face amount of such Letter of Credit. Upon issuance and amendment or extension of any Letter of Credit the Issuer shall provide to the Administrative Agent, and the Administrative Agent shall, if requested by any Lender, then provide to each such Lender, a copy of each such Letter of Credit issued, amended or extended hereunder.

            Section 2.06. PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

            (a) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the Issuer shall notify the Borrower, the Administrative Agent and the Lenders on or before the date on which the Issuer intends to honor such drawing, and the Borrower shall reimburse the Issuer on the day on which such drawing is honored in an amount, in same day funds, equal to the amount of such drawing.

            (b) Notwithstanding any provision of this Agreement to the contrary, to the extent that any Letter of Credit or portion thereof remains outstanding on the Revolving Loan Commitment Termination Date, for any reason whatsoever, the parties hereto hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such Letters of Credit on the Revolving Loan Commitment Termination Date which amount shall be paid by the Borrower to and held by the Issuer as cash collateral for its remaining obligations pursuant to such Letters of Credit.

            (c) As between the Borrower and the Issuer, the Borrower assumes all risk of the acts and omissions of, or misuse of, the Letters of Credit issued by the Issuer, by the respective beneficiaries of such Letters of Credit, other than losses resulting from the gross negligence and willful misconduct of the Issuer. In furtherance and not in limitation of the foregoing but subject to the exception for the Issuer's gross negligence or willful misconduct set forth above, the Issuer shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects insufficient, inaccurate, fraudulent or forged or otherwise invalid; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with the conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise; (v) for good faith errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuer.

            Section 2.07. PAYMENT BY LENDERS. In the event that the Borrower shall fail to reimburse the Issuer as provided in Section 2.06, or if the Issuer must for any reason return or disgorge such reimbursement from the Borrower, the Issuer shall promptly notify each Revolving Loan Lender and the Administrative Agent of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Issuer an amount equal to its respective participation, in Dollars and in immediately available funds, at the office of the Issuer specified in such notice not later than 1:00 PM

(Atlanta, Georgia time) on the Business Day after the date notified by the Issuer and such amount shall be deemed to be outstanding hereunder as a Base Rate Loan. Each Revolving Loan Lender's obligation to make such Base Rate Loan pursuant to this Section 2.07 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuer, any Credit Party or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Credit Party; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the issuance of any Letter of Credit; (v) any breach of any Credit Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. In the event that any such Lender fails to make available to the Issuer the amount of such Lender's participation in such Letter of Credit, the Issuer shall be entitled to recover such amount on demand from such Lender together with interest as provided for in Section 3.02. The Issuer shall distribute to each Lender which has paid all amounts payable under this Section with respect to any Letter of Credit, such Lender's Revolving Percentage of all payments received by the Issuer from the Borrower in reimbursement of drawings honored by the Issuer under such Letter of Credit when such payments are received.

            Section 2.08. SWINGLINE LOANS.

            (a) Subject to the terms and conditions hereof, the Borrower may request, and the Swingline Lender agrees to make to the Borrower from time to time on and after the Effective Date (and continue Swingline Loans outstanding on the Effective Date), but prior to the Revolving Loan Commitment Termination Date, Swingline Loans in accordance with the following procedure (the "Swingline Commitment"); provided, that (i) at no time shall the sum of the aggregate principal amount of the Swingline Loans exceed the Swingline Commitment Amount,
(ii) at no time shall the sum of the outstanding principal amount of the Revolving Loans plus the Letter of Credit Obligations plus the outstanding principal amount of the Swingline Loans exceed the Revolving Loan Commitment Amount, and (iii) each Swingline Loan shall consist entirely of Base Rate Loans. The Borrower shall be entitled to repay and reborrow Swingline Loans in accordance with the provisions hereof.

            (b) In order to request a Swingline Loan, the Borrower shall telecopy to the Administrative Agent a duly completed Notice of Borrowing in the form of Exhibit D-1 attached hereto, to be received by the Administrative Agent not later than 11:00 AM (Atlanta, Georgia time), on the Business Day of the proposed Swingline Loan; provided that, such Notice of Borrowing shall not be deemed to have been received by the Administrative Agent in a timely manner unless the Borrower shall also have notified the Administrative Agent by telephone (excluding voice mail notification) of such Notice of Borrowing by the time specified above. A Notice of Borrowing that does not conform substantially to the format of Exhibit D-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall notify the Borrower of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. Each Notice of Borrowing shall be irrevocable and shall specify
(i) the date of such Borrowing or Borrowings (which shall be a Business Day) and
(ii) the aggregate principal amount thereof, which shall be in a minimum principal amount of $1,000,000 and in an integral multiple of $100,000.

            (c) The Swingline Lender shall make its Swingline Loan available to the Administrative Agent on the date specified in the Notice of Borrowing at the time and in the manner and subject to the provisions specified in Section 3.02.

            (d) If the outstanding principal amount of any Swingline Loan is not repaid when due pursuant to the terms of this Agreement, each Lender (other than the Swingline Lender) irrevocably agrees that it will, upon receipt of a notice from the Swingline Lender, promptly (and in any event not later than 1:00 PM Atlanta, Georgia time) on the Business Day after the date notified by the Swingline Lender) transfer to the Swingline Lender, in immediately available funds, an amount equal to such Lender's Revolving Percentage of the then aggregate outstanding amount of all Swingline Loans, and thereafter such Lender's Revolving Percentage of such Swingline Loans shall constitute a Revolving Loan (which shall be a Base Rate Advance) made by such Lender hereunder. Each Revolving Loan Lender's obligation to make the Revolving Loan specified pursuant to this clause (d) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, any Credit Party or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Credit Party; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swingline Loan; (v) any breach of any Credit Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. In the event that any such Lender fails to make available to the Swingline Lender such Lender's Revolving Percentage of the Swingline Loans, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest as provided for in Section 3.02. The Swingline Lender shall distribute to each Lender which has paid all amounts payable under this Section with respect to any Swingline Loans such Lender's Revolving Percentage of all payments received by the Swingline Lender with respect to Swingline Loans.

            (e) The Swingline Loans of the Swingline Lender shall be evidenced by its Swingline Note and each Swingline Loan, unless sooner accelerated pursuant to Article VIII hereof, shall be due and payable in full on the earliest of (i) four Business Days after such Swingline Loan is made, (ii) the next date on which Revolving Loans are made and (iii) the Revolving Loan Commitment Termination Date.

                                  ARTICLE III.

                     GENERAL LOAN AND LETTER OF CREDIT TERMS

            Section 3.01. FUNDING NOTICES/NOTICES OF OUTSTANDING LOANS / LETTERS OF CREDIT.

            (a) Notice of Outstanding Loans / Letters of Credit. The Borrower shall give the Administrative Agent a duly completed Notice of Outstanding Loans / Letters of Credit in the form of Exhibit D-3 attached hereto prior to 11:00 AM (Atlanta, Georgia time) at its Payment Office on the Effective Date. If the Notice of Outstanding Loans / Letters of Credit does not conform substantially to the format of Exhibit D-3, it may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall notify the Borrower of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. The Notice of Outstanding Loans / Letters of Credit shall be irrevocable and shall specify (x) the aggregate principal amount of the "Loans" outstanding under the Existing Loan Agreement (except to the extent repaid on the Effective Date) that shall remain outstanding as Revolving Loans hereunder and (y) the aggregate face amount of "Letters of Credit" outstanding under the Existing Loan Agreement that shall remain outstanding as Letters of Credit hereunder.

            (b) Notice of Borrowing.

                  (i) Whenever the Borrower desires to obtain a Revolving Loan with respect to the Revolving Loan Commitments or (on the Effective Date) a Term B Loan with respect to the Term B Loan Commitment (other than one resulting from a conversion or continuation pursuant to Section 3.01(c)), it shall give the Administrative Agent a duly completed Notice of Borrowing in the form of Exhibit D-1 attached hereto, such Notice of Borrowing to be given prior to 11:00 AM (Atlanta, Georgia time) at its Payment Office (x) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances, and (y) on the date of such Borrowing (which shall be a Business Day) in the case of a Borrowing consisting of Base Rate Advances, and in either case not more than ten days prior to the requested date of such Borrowing; provided that all Loans made on the Effective Date shall be Base Rate Advances. Notices received after 11:00 AM (Atlanta, Georgia time) shall be deemed received on the next Business Day. A Notice of Borrowing that does not conform substantially to the format of Exhibit D-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall notify the Borrower of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

                  (ii) Whenever the Borrower desires to obtain a Swingline Loan, it shall notify the Administrative Agent in accordance with the procedure set forth in Section 2.08 hereof.

            (c) Notice of Conversion/Continuation. Whenever the Borrower desires to convert all or a portion of an outstanding Borrowing, which Borrowing consists of Base Rate Advances or Eurodollar Advances (in the case of Revolving Loans and Term B Loans), into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Administrative Agent a duly completed Notice of Conversion/Continuation in the form of Exhibit D-2 attached hereto, such Notice of Conversion/Continuation to be given at least three Business Days (but not more than ten days) prior to each such Borrowing to be converted into or continued as Eurodollar Advances; provided that each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans. Such Notice of Conversion/Continuation shall be given prior to 11:00 AM (Atlanta, Georgia time) on the date specified at the Payment Office of the Administrative Agent. Notices received after 11:00 AM (Atlanta, Georgia time) shall be deemed received on the next Business Day. A Notice of Conversion/Continuation that does not conform substantially to the format of Exhibit D-2 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall notify the Borrower of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued Eurodollar Advances and, if so, the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, the Borrower shall have failed to deliver the Notice of Conversion/Continuation, the Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of the Borrower has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

            (d) Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

            (e) The Administrative Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Administrative Agent pursuant to this Section 3.01 with respect to the Commitments.

            Section 3.02. DISBURSEMENT OF FUNDS.

            (a) No later than 2:00 PM (Atlanta, Georgia time) on the date of each Revolving Loan (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)), each Revolving Loan Lender will make available its Revolving Percentage in immediately available funds at the Payment Office of the Administrative Agent.

            (b) No later than 2:00 PM (Atlanta, Georgia time) on the Effective Date, each Term B Lender will make available its Term B Percentage in immediately available funds at the Payment Office of the Administrative Agent.

            (c) With respect to the foregoing clauses (a) and (b) of this
Section 3.02, (x) the Administrative Agent will make available to the Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Administrative Agent in a timely manner by crediting such amounts to the Borrower's demand deposit account maintained with the Administrative Agent or at the Borrower's option, effecting a wire transfer of such amounts to an account specified by the Borrower, by the close of business on such Business Day and (y) in the event that the Lenders do not make such amounts available to the Administrative Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

            (d) No later than 3:00 PM (Atlanta, Georgia time) on the date of each Swingline Loan, the Swingline Lender will make available the amount of its Swingline Loan in immediately available funds at the Payment Office of the Administrative Agent on the date of such Swingline Loan.

            (e) Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing (or, with respect to a Borrowing consisting of Base Rate Advances, prior to 12:00 Noon on the date of such Borrowing) that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Revolving Loan Commitment or Swingline Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

            (f) All Revolving Loans under the Revolving Loan Commitments shall be loaned by the Lenders on the basis of their respective Revolving Percentages. All Term B Loans under the Term B Loan Commitments shall be loaned by the Lenders on the basis of their respective Term B Percentages. All Swingline Loans shall be loaned by the Swingline Lender. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments or Swingline Loans hereunder.

            Section 3.03. INTEREST.

            (a) The Borrower agrees to pay interest in respect of all unpaid principal amounts of Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

                  (i) For Base Rate Advances--The relevant Base Rate in effect from time to time plus the relevant Base Rate Margin; or

                  (ii) For Eurodollar Advances--The relevant Adjusted LIBO Rate plus the relevant Applicable Margin.

            (b) Overdue principal and, to the extent not prohibited by applicable law, overdue interest (after as well as before judgment), in respect of the Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

                  (i) in the case of overdue principal and interest with respect to all Loans outstanding as Eurodollar Advances, at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum; thereafter at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

                  (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances, and all other Obligations hereunder (other than Loans), at a rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum;

            (c) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all Base Rate Advances shall be payable monthly in arrears on the last calendar day of each calendar month. Interest on all outstanding Eurodollar Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Interest Periods in excess of three months, on each day which occurs every 3 months, as the case may be, after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand; and

            (d) The Administrative Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the Borrower and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

            (e) At no time shall the number of outstanding Borrowings comprised of Eurodollar Advances exceed twelve.

            Section 3.04. INTEREST PERIODS.

            (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, the Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

            (b) Notwithstanding paragraph (a) above:

                  (i) The initial Interest Period for any Borrowing of Eurodollar Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another Type) and each Interest

      Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

                  (iv) No Interest Period with respect to the Loans shall extend beyond the Stated Maturity Date.

            Section 3.05. FEES.

            (a) The Borrower shall pay to the Administrative Agent, for the account of and distribution of the respective Revolving Percentage to each Lender (subject to the last sentence hereof), a commitment fee (the "Commitment Fee") for the period (including any portion thereof when any of its Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date to and including the Revolving Loan Commitment Termination Date, computed at a rate equal to the Applicable Commitment Fee Percentage per annum multiplied by the average daily unused portion of the Revolving Loan Commitments of the Revolving Loan Lenders, such fee being payable quarterly in arrears on or before the date which is five days following the last day of each Fiscal Quarter of the Borrower and on the Revolving Loan Commitment Termination Date. For purposes of calculating the Commitment Fee, Swingline Loans shall not be considered a usage of the Revolving Loan Commitments. Outstanding Letter of Credit Obligations shall be considered a usage of the Revolving Loan Commitment.

            (b) The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, a letter of credit fee equal to the Applicable Margin applicable to Eurodollar Advances multiplied by the daily average amount of Letter of Credit Obligations (the "Letter of Credit Fee"). The Letter of Credit Fee shall be payable by the Borrower quarterly, in arrears, on or before the date which is five days following the last day of each Fiscal Quarter of the Borrower, and on the Revolving Loan Commitment Termination Date.

            (c) The Borrower shall pay to Scotia Capital and the Administrative Agent, for their own account, such fees in the amounts and on the dates set forth in the Fee Letter. The Borrower also shall pay to the Issuer with respect to each Letter of Credit a fronting fee as described in the Fee Letter and other customary administrative, issuance, amendment, payment and negotiation fees.

            (d) The Borrower shall pay to each Revolving Loan Lender such fees, based on such Lender's Revolving Loan Commitment, as have been agreed between the Borrower and such Lender, such fees to be due and payable on the Effective Date.

            Section 3.06. VOLUNTARY AND MANDATORY PREPAYMENTS AND REPAYMENTS OF BORROWINGS.

            (a) Voluntary Prepayments

                  (i) The Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $100,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of Eurodollar Advances may be prepaid, at the Borrower's option, in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 3.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with
      Section 3.06(a)(iii) below.

                  (ii) The Borrower shall give written notice (or telephonic notice confirmed in writing) to the Administrative Agent of any intended prepayment of the Loans (i) prior to 12:00 noon (Atlanta, Georgia time), on the date of any prepayment of Base Rate Advances and (ii) not less than three Business Days prior to any prepayment of Eurodollar Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents of such notice and of such Lender's share of such prepayment.

                  (iii) The Borrower, when providing notice of prepayment pursuant to Section 3.06(a)(iii), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid provided that each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Advances comprising such Borrowing. In the absence of a designation by the Borrower, the Administrative Agent shall, subject to the foregoing, make such designation in its sole discretion. All voluntary prepayments shall be applied pursuant to Section 3.06(c)(i).

            (b) Mandatory Prepayments.

                  (i) Net Equity or Debt Proceeds. Concurrently with the receipt by any Consolidated Company of Net Equity or Debt Proceeds (other than Indebtedness incurred pursuant to Section 7.01(f), (i) or (k)), the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Equity or Debt Proceeds, to be applied as set forth in Sections 3.14 and 3.06(c); provided that no prepayment of Loans shall be required under this clause (i) in connection with (1) a Senior Note Refinancing or (2) the issuance of equity securities so long as the Net Equity or Debt Proceeds from such equity securities are paid as the purchase price to consummate a Permitted Acquisition within one hundred twenty (120) days of the initial date of issuance thereof.

                  (ii) Permitted Asset Sales. Concurrently with the receipt by any Consolidated Company of the Net Disposition Proceeds of any Permitted Asset Sale, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Disposition Proceeds, to be applied as set forth in Sections 3.14 and 3.06(c); provided that no prepayment of Loans shall be required under this clause (ii) if (1) the Net Disposition Proceeds are (x) less than $30,000,000 for any Permitted Asset Sale, and the aggregate amount of Net Disposition Proceeds for all Permitted Asset Sales after the Effective Date is less than $40,000,000 and (y) paid to purchase tangible assets (other than inventory (except such inventory which is purchased as part of a Permitted Acquisition)) which are subject to a first priority Lien in favor of the Collateral Agent or (2) the Net Disposition Proceeds are paid as the purchase price to consummate a Permitted Acquisition within one hundred twenty (120) days of the applicable Permitted Asset Sale.

                  (iii) Insurance. Upon the earlier of (i) the occurrence and continuation of an Event of Default, or (ii) one year after the receipt by any Consolidated Company of the net proceeds from any insurance policy or coverage covering any real property portion and related personal property of the Collateral, the Borrower shall make a mandatory prepayment of such Loans in an amount equal to 100% of such net proceeds that have not been used to restore the damaged property to its pre-existing form or replace such property with one of substantially equivalent functionality and value.

            (c) Application. Amounts prepaid pursuant to Sections 3.06(a) and
(b) shall be applied as follows:

                  (i) Subject to Section 3.06(a)(iii) and to subclause (ii) and
      (iii) below, each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Advances, and second, subject to the terms of Section 3.12, to the principal amount thereof being maintained as Eurodollar Advances.

                  (ii) Each prepayment of the Loans shall be applied pro rata as to a prepayment of the outstanding principal amount of all such Loans being repaid (and, in the case of Term B Loans prepaid pursuant to Section 3.06(a), applied to the remaining amortization payments for the Term B Loans as the Borrower shall determine).

                  (iii) Each prepayment of the Loans made pursuant to Section 3.06(b) shall be applied (A) first, to a mandatory prepayment of the outstanding principal amount of all Term B Loans (with the amount of such prepayment being applied pro rata in accordance with the principal amount of each remaining Term B Loan amortization payment), and (B) second, once all Term B Loans have been repaid in full, to the repayment of any outstanding Revolving Loans and a reduction of the Revolving Loan Commitment Amount in accordance with clause (iv), below.

                  (iv) All mandatory prepayments required to be made under
      Section 3.06(c)(iii)(B) shall permanently reduce the Revolving Loan Commitment Amount and the Revolving Loan Commitments by an equal amount, regardless of whether Loans of such amount are outstanding.

            (d) Repayment of Term B Loans. On the Term B Maturity Date and on each Quarterly Payment Date occurring during any period set forth below, the Borrower shall make a scheduled and mandatory repayment of the aggregate outstanding principal amount, if any, of all Term B Loans in an amount equal to the amount set forth below opposite the Term B Maturity Date or period in which such Quarterly Payment Date occurs, as applicable:

      Period in which Quarterly                 Amount of Required
         Payment Date Occurs                    Principal Repayment
         -------------------                    -------------------

January 1, 2004 through (and including)    The lesser of (x) 0.250% of
    December 31, 2006                        the Initial Term B Loan
                                           Amount and (y) the aggregate
                                           outstanding principal amount

January 1, 2007 through (and including)    The lesser of (x) 2.500% of
    December 31, 2007                        the Initial Term B Loan
                                           Amount and (y) the aggregate
                                           outstanding principal amount

January 1, 2008 through (and including)    The lesser of (x) 3.750% of
    December 31, 2008                        the Initial Term B Loan
                                           Amount and (y) the aggregate
                                           outstanding principal amount

January 1, 2009 through (and including)    The lesser of (x) 18.000% of
    September 30, 2009                       the Initial Term B Loan
                                           Amount and (y) the aggregate
                                           outstanding principal amount

Term B Maturity Date                          Aggregate outstanding
                                                 principal amount

Each repayment of the principal of the Term B Loans pursuant to this Section 3.06(d) shall be applied, to the extent of such repayment, first, to the principal amount thereof being maintained as Base Rate Advances, and second, subject to the terms of Section 3.12, to the principal amount thereof being maintained as Eurodollar Advances.

            (e) Prepayment Premium for Term B Loans. Concurrently with any prepayment or repayment of the Term B Loans made prior to the second anniversary of the Effective Date, the Borrower shall pay to the Administrative Agent, for the benefit of the Term B Lenders, an amount equal to the product of the amount prepaid or repaid (from whatever source) multiplied by (i) if such prepayment or repayment is made prior to the first anniversary of the Effective Date, 2%; and
(ii) if such prepayment or repayment is made on or after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date, 1%.

The foregoing shall exclude any regularly scheduled amortization payment of the Term B Loans and any mandatory prepayments specified under Section 3.06(b).

            Section 3.07. PAYMENTS, COMPUTATIONS, TAXES.

            (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents shall be made without defense, set-off or counterclaim to the Administrative Agent not later than 1:00 PM (Atlanta, Georgia time) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.

            (b) (i) All such payments shall be made free and clear of and without set-off, deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, any Taxes imposed on the overall net income of any Lender pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of such Lender is located). If any Taxes are so levied or imposed, the Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. The Borrower will furnish to the Administrative Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent, the Issuer and each Lender and reimburse the Administrative Agent, the Issuer and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Administrative Agent, the Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender, the Issuer or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

                  (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to the Borrower and the Administrative Agent, prior to the time it becomes a Lender hereunder, two copies of (x) either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8ECI or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by the Borrower hereunder) or (y) in the case of Lender that is claiming an exemption from United States federal withholding taxes under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", (A) a U.S. Internal Revenue Service Form W-8BEN and (B) a certificate of such Lender to the effect that such Lender is not (1) a "bank" for purposes of Section 881(c)(3)(A) of the Code, (2) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the Code) of the Borrower or any Subsidiary or (3) a controlled foreign corporation related to the Borrower or any Subsidiary (within the meaning of Section 881(c)(3)(C) of the Code), and to provide to the Borrower and the Administrative Agent a new Form W-8BEN or Form W-8ECI or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of the Borrower, shall so inform the Borrower in writing.

                  (iii) The Borrower shall also reimburse the Administrative Agent, the Issuer and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Administrative Agent, the Issuer or such Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Administrative Agent, the Issuer or such Lender is located) as the Administrative Agent, the Issuer or such Lender shall determine are payable by the Administrative Agent, the Issuer or such Lender in respect of amounts paid by or on behalf of the Borrower to or on behalf of the Administrative Agent, the Issuer or such Lender pursuant to paragraph (i) hereof.

            (c) Subject to Section 3.04(b)(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

            (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except that interest on Base Rate Advances shall be computed on the basis of a year of 365/366 days for the actual number of days. Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

            (e) Payment by the Borrower to the Administrative Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the Lenders under this Agreement.

            Section 3.08. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Administrative Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, Dollar deposits in the relevant amount for the relevant Interest Period are not available to it in its relevant market or by reason of any changes arising after the date of this Agreement affecting the London interbank market (or the Administrative Agent's position in such market) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Administrative Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear interest at the Base Rate plus the Base Rate Margin (or at such other rate of interest per annum as the Borrower and each of the Administrative Agent and the Lenders shall have agreed to in writing).

            Section 3.09. ILLEGALITY.

            (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination and a summary of the basis for such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

            (b) Upon the giving of the notice to the Borrower referred to in subsection (a) above, (i) the Borrower's right to request and such Lender's obligation to make Eurodollar Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, bearing interest at the Base Rate plus the applicable Base Rate Margin (or at such other rate of interest per annum as the Borrower and each of the Administrative Agent and such Lender shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, each such Advance shall be automatically converted into a Base Rate Advance, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.09(b).

            (c) Notwithstanding any other provision contained in this Agreement, the Issuer shall not be obligated to issue any Letter of Credit, nor shall any Lender be obligated to purchase its participation in any Letter of Credit to be issued hereunder, if the issuance of such Letter of Credit or purchase of such participation shall have become unlawful or prohibited by compliance by the Issuer or such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful); provided that in the case of the obligation of a Lender to purchase such participation, such Lender shall have notified the Issuer to such effect at least three (3) Business Days' prior to the issuance thereof by the Issuer, which notice shall relieve the Issuer of its obligation to issue such Letter of Credit pursuant to Section 2.04 and Section 2.05 hereof.

            Section 3.10. INCREASED COSTS.

            (a) (i) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any directive, guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (1) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances, Letter of Credit Obligations or its obligation to make Eurodollar Advances or to issue or participate in Letters of Credit, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances or to issue or participate in Letters of Credit shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                  (2) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances, Letter of Credit Obligations or its obligation to make or participate in Eurodollar Advances or Letters of Credit shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding, participating in or maintaining Eurodollar Advances or Letters of Credit (except to the extent already included in the determination of the applicable Adjusted LIBO Rate), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, or

            (ii) in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Effective Date, or any change therein or in the interpretation or application thereof after the Effective Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Effective Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, in the case of (i) or (ii) above, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), the Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b)) pay to the Administrative Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost or reduced yield. A certificate as to the amount of such increased cost or reduced yield submitted to the Borrower and the Administrative Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

            (b) If any Lender shall advise the Administrative Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such markets, the Adjusted LIBO Rate as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances, then, and in any such event:

                  (i) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower and to the other Lenders of such advice;

                  (ii) the Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended; and

                  (iii) such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, as the case may be, bearing interest at the Base Rate plus the applicable Base Rate Margin (or at such other rate of interest per annum as the Borrower and each of the Administrative Agent and such Lender shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

            Section 3.11. LENDING OFFICES.

            (a) Each Lender agrees that, if requested by the Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances affected by the matters or circumstances described in Sections 3.07(b), 3.08, 3.09 or 3.10 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section
3.11 shall affect or postpone any of the obligations of the Borrower or any right of any Lender provided hereunder.

            (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by the Borrower thereafter pursuant to Section 3.07(b), such Lender shall use reasonable efforts to furnish the Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge the Borrower from its obligations to such Lender pursuant to Section 3.07(b) or otherwise result in any liability of such Lender.

            Section 3.12. FUNDING LOSSES. The Borrower shall compensate each Lender, upon its written request to the Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances to the Borrower does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and conversions pursuant to Section 3.09(b)) of any Eurodollar Advances by the Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, the Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

            Section 3.13. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR ADVANCES. Calculation of all amounts payable to a Lender under this Article III shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article III.

            Section 3.14. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Revolving Loans and Swingline Loans and payments in respect of Letter of Credit Fees and Commitment Fees shall be apportioned among all outstanding Commitments, Letter of Credit Obligations and Revolving Loans and Swingline Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Revolving Loans, Swingline Loans and Letter of Credit Obligations. Aggregate principal and interest payments in respect of Term B Loans shall be made proportionately to the Lenders' respective Term B Percentage. The Administrative Agent shall promptly distribute to each Lender at its Payment Office set forth beside its name on Schedule 10.01 or such other address as any Lender may request its share of all such payments received by the Administrative Agent.

            Section 3.15. SHARING OF PAYMENTS, ETC. If any Secured Party shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata portion of payments or reductions on account of such obligations obtained by all the Secured Parties (other than, prior to the termination of the Commitments, payments of principal, interest and fees with respect to the Swingline Loans which are payable solely to the Swingline Lender), such Secured Party shall purchase from the other Secured Parties such participations in the Obligations as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section 3.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right to set-off) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section 3.15 applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section 3.15 to share in the benefits of any recovery on such secured claim. Notwithstanding the foregoing, any amounts in the Cash Collateral Account shall be used first to satisfy any obligations under the LC Facility Agreement. All proceeds from the sale of Collateral received by the Collateral Agent shall be distributed in accordance with the Borrower Pledge and Security Agreement and the Subsidiary Pledge and Security Agreement, as applicable.

            Section 3.16. BENEFITS TO GUARANTORS. In consideration of the execution and delivery by the Guarantors of the Guaranty Agreement, the Borrower agreed, subject to the terms of the Existing Loan Agreement, and further agrees, to make extensions of credit thereunder and hereunder available to the Guarantors.

            Section 3.17. LIMITATION ON CERTAIN PAYMENT OBLIGATIONS.

            (a) Each Lender or Administrative Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 3.07 no later than 90 days after the earlier of (i) the date on which such Lender or Administrative Agent makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Administrative Agent for payment of such Taxes.

            (b) Each Lender or Administrative Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 3.12 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

            (c) Each Lender or Administrative Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 3.10 no later than 90 days after such Lender or Administrative Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

            (d) In the event that the Lenders or Administrative Agent fail to give the Borrower notice within the time limitations prescribed in (a) or (b) above, the Borrower shall not have any obligation to pay such claim for compensation or indemnification. In the event that any Lender or Administrative Agent fails to give the Borrower notice within the time limitation prescribed in
(c) above, the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

            Section 3.18. LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the Issuer for drawings made under Letters of Credit issued for the account of the Borrower and the Lenders' obligation to honor their participations purchased therein shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

            (a) Any lack of validity or enforceability of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

            (b) The form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including without limitation any underlying transaction between the Borrower or any of its Subsidiaries and Affiliates and the beneficiary for which such Letter of Credit was procured); provided that nothing in this Section shall affect the right of the Borrower to seek relief against any beneficiary, transferee, Lender or any other Person in any action or proceeding or to bring a counterclaim in any suit involving such Persons;

            (d) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

            (e) Payment by the Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

            (f) Errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise;

            (g) Any loss or delay in the transmission or otherwise of any document or draft required in order to make a payment under a Letter of Credit;

            (h) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

            (i) the fact that a Default or an Event of Default shall have occurred and be continuing.

Nothing in this Section 3.18 shall prevent an action against the Issuer for its gross negligence or willful misconduct in honoring drafts under the Letters of Credit.

            Section 3.19. FAILURE TO MAINTAIN MINIMUM REQUIRED RATING. If any Revolving Loan Lender has either (a) had its long-term deposit rating reduced below the Minimum Required Rating by either Rating Agency, or (b) in the case of a Revolving Loan Lender that is a party to this Agreement on the Effective Date and has, on such date, a long-term deposit rating from the Rating Agencies below the applicable Minimum Required Rating, such Revolving Loan Lender has received from either Rating Agency a reduction in its long-term deposit rating from the rating in effect on the Effective Date, such Revolving Loan Lender, will, upon the request of the Administrative Agent, assign at par its Commitments and all of its right, title and interest in and to any Letters of Credit or Loans outstanding thereunder, to an Eligible Assignee designated by the Administrative Agent and acceptable to the Borrower in accordance with the terms of this Agreement.

                                   ARTICLE IV.

                     CONDITIONS TO BORROWINGS/EFFECTIVE DATE

            The obligations of each Lender to issue or participate in Letters of Credit (including the Existing Letters of Credit) or make (or continue to make) Advances to the Borrower, the obligation of the Issuer to issue Letters of Credit (or continue the Existing Letters of Credit, as applicable) for the account of the Borrower and the amendment of the Existing Loan Agreement provided for hereunder is subject to the satisfaction of the following conditions (the date by which each such condition is satisfied being the "Effective Date"):

            Section 4.01. CONDITIONS PRECEDENT TO EFFECTIVE DATE. On the Effective Date, (i) all obligations of the Borrower hereunder incurred prior to such date (including, without limitation, the Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Administrative Agent and any fees and expenses payable to the Administrative Agent, the Lenders (including Scotia Capital) and their Affiliates pursuant to the Fee Letter or as otherwise previously agreed with the Borrower), shall have been paid in full,
(ii) the Lenders under the Existing Loan Agreement shall consent to all Obligations under (and as such term is defined in) the Existing Loan Agreement (other than letters of credit which are not Existing Letters of Credit) being continued under this Agreement (as Loans (after giving effect to all repayments of the "Loans" under the Existing Loan Agreement made on the Effective Date) or by the Existing Letters of Credit becoming Letters of Credit hereunder), the Exiting Lenders shall have been paid in full as more fully described in Section
1.05 and, unless waived by the Administrative Agent, the Exiting Lenders shall have executed and delivered an Exiting Lender Acknowledgment in the form of Exhibit L and (iii) the Administrative Agent shall have received each of the following (unless waived in writing by the Lenders), in form and substance reasonably satisfactory in all respects to the Administrative Agent:

            (a) the duly executed counterparts of this Agreement executed by the Borrower, the Guarantors and the Lenders.

            (b) a duly executed Revolving Credit Note for each Revolving Loan Lender requesting such instrument evidencing the Revolving Loan Commitment of such Lender;

            (c) a duly executed Term B Note for each Term B Lender requesting such instrument evidencing the Term B Loan Commitment of such Lender;

            (d) the duly executed Swingline Note;

            (e) with respect to the Security Documents (other than the Mortgages), (i) the duly executed Guaranty Agreement and Security Agreements,
(ii) copies of filed UCC-1 financing statements and any applicable UCC-3 amendments required pursuant to the Security Agreements and (iii) but only to the extent not previously delivered to the Collateral Agent in connection with the Existing Loan Agreement,

                  (x) stock certificates, stock powers endorsed in blank and other documents necessary for the Collateral Agent to receive a first priority, perfected security interest in the Collateral (including, without limitation, a perfected pledge of 65% of the Capital Securities of all Foreign 956 Subsidiaries that are direct Subsidiaries of the Borrower or of a Domestic Subsidiary (except to the extent specified in Section 6.11)), and

                  (y) Patent Security Agreements, Copyright Security Agreements
            and Trademark Security Agreements (if any);

            (f) with respect to any and all real property located in the United States that is owned or subject to a long-term lease by the Borrower or any Domestic Subsidiary, (1) duly executed and duly recorded Mortgage Amendments, along with copies of UCC-3 amendments, if required, (2) final, fully paid, lender's policies of title insurance in favor of the Collateral Agent for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers satisfactory to the Administrative Agent, insuring that title to such property is vested in the entity delivering the Mortgage Amendment and that the interests created by each such Mortgage Amendment constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Administrative Agent (such policies to include (to the extent available under applicable state law) revolving credit endorsements, comprehensive endorsements, variable rate endorsements, tie-in endorsements, access endorsements and such other endorsements as the Administrative Agent shall reasonably request), together with, if requested by the issuer of such title insurance, updated surveys or a certificate from an authorized officer of the Borrower or applicable Domestic Subsidiary or surveyor that the surveys delivered in connection with the Existing Loan Agreement remain accurate as of the Effective Date, in each case in form and substance satisfactory to the issuer of such title insurance and the Administrative Agent and (3) such other approvals or documents as the Administrative Agent may request in form and substance satisfactory to the Administrative Agent including consents and estoppel agreements from landlords, in form and substance satisfactory to the Administrative Agent and the title insurer;

            (g) the results of UCC and other lien searches relating to the Collateral showing no Liens which are unacceptable to the Administrative Agent;

            (h) certificates of the Secretary or Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) attaching and certifying copies of the resolutions of the boards of directors (or, in the case of any Foreign Subsidiary, the comparable governing body of such entity) of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents;

            (i) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the Organic Documents of such entities;

            (j) certified copies of the Organic Documents (other than by-laws and other constituent documents not filed with the Secretary of State (or comparable office or registry for each Foreign Subsidiary)) certified by the Secretary of State, together with certificates of good standing or existence, as may be available from the Secretary of State (or comparable office or registry for each Foreign Subsidiary) of the jurisdiction of incorporation or organization of such Credit Party;

            (k) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired without any requests for additional information;

            (l) a copy of the Borrower's 10-Q for the Fiscal Quarter ending September 30, 2003;

            (m) certificates, reports and other information as the Administrative Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, Foreign Plans, and other compensation and employee benefit plans;

            (n) certificates, reports, environmental audits and investigations, and other information as the Administrative Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

            (o) certificates, reports and other information as the Administrative Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

            (p) (i) the favorable opinion of Foley & Lardner LLP, counsel to the Credit Parties, substantially in the form of Exhibit G-1-A, and the favorable opinion of Alan J. Miller, Esq., general counsel to the Borrower, substantially in the form of Exhibit G-1-B, addressed to the Administrative Agent and each of the Secured Parties, (ii) favorable opinions of Troutman Sanders LLP, special Georgia counsel to the Credit Parties, substantially in the form of Exhibit G-2, addressed to the Administrative Agent and each of the Secured Parties, (iii) the favorable opinion of Mayer, Brown, Rowe & Maw LLP, special New York counsel to the Administrative Agent, substantially in the form of Exhibit G-3, addressed to the Administrative Agent and each of the Secured Parties, (iv) the favorable opinion of Roetzel & Andress, special Ohio counsel to the Credit Parties, substantially in the form of Exhibit G-4, addressed to the Administrative Agent and each of the Secured Parties, (v) favorable opinions of counsel for each state in which properties subject to a Mortgage Amendment are situated, each substantially in the form of Exhibit G-5, addressed to the Administrative Agent and each of the Secured Parties, opining as to the enforceability of the applicable Mortgage Amendment and such other matters as the Administrative Agent shall require and (vi) except to the extent specified in Section 6.11, a favorable opinion of counsel from the jurisdiction of organization of each Foreign 956 Subsidiary that is a direct Subsidiary of the Borrower or of a Domestic Subsidiary and which is subject to a pledge of 65% of its Capital Securities pursuant to a Security Agreement, addressed to the Administrative Agent and each of the Secured Parties, opining as to the enforceability of such pledge and such other matters as the Administrative Agent shall require;

            (q) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Required Lenders;

            (r) a fully-executed copy of the Senior Note Agreement certified by an authorized officer of the Borrower;

            (s) certificate of the Borrower in substantially the form of Exhibit F attached hereto and appropriately completed;

            (t) an initial Compliance Certificate, as of September 30, 2003, dated the Effective Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting officer of the Borrower;

            (u) insurance certificates, from one or more insurance companies satisfactory to the Administrative Agent, evidencing coverage required to be maintained pursuant to each Credit Document and showing the Collateral Agent as loss payee and additional insured;

            (v) the Lenders shall have received the Borrower's 6-year projections for the Consolidated Companies;

            (w) duly executed Notice of Outstanding Loans / Letters of Credit in substantially the form of Exhibit D-3 attached hereto and appropriately completed;

            (x) the Borrower shall have paid all attorney fees of the Administrative Agent to the extent invoiced on or prior to the Effective Date; and

            (y) evidence that the LC Facility Agreement has been executed and delivered by the parties thereto, and that any other conditions precedent to the effectiveness thereof have been satisfied.

            Section 4.02. CONDITIONS TO ALL LOANS AND LETTERS OF CREDIT. At the time of the making of all Loans and the issuance, extension or renewal of any Letter of Credit (before as well as after giving effect to such Loans or Letters of Credit and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

            (a) there shall exist no Default or Event of Default;

            (b) all representations and warranties by the Borrower contained in the Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans or such issuance, extension or renewal date (except to the extent that any such representation or warranty speaks as of a specific date earlier than the Effective Date, in which case such representation or warranty shall be true and correct in all material respects as of such date);

            (c) since the date of the most recent audited financial statements of the Consolidated Companies described in Section 5.14, there shall have been no event, change or condition which has had or would reasonably be expected to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 6.07);

            (d) there shall be no material action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of the Borrower, threatened seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies; and

            (e) the Loans to be made and the use of proceeds thereof or the Letters of Credit to be issued, as the case may be, shall not contravene, violate or conflict with, or involve the Administrative Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to the Borrower.

            Each request for a Borrowing and the acceptance by the Borrower of the proceeds thereof and each request for the issuance or extension of a Letter of Credit shall constitute a representation and warranty by the Borrower, as of the date of the Loans comprising such Borrowing or the date of the issuance or extension of such Letter of Credit, that the applicable conditions specified in Sections 4.01 and 4.02 have been satisfied or waived in writing.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

            The Borrower (as to itself and all other Consolidated Companies) represents and warrants as follows:

            Section 5.01. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Except as set forth on Schedule 5.01(a), each of the Consolidated Companies is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of the Consolidated Companies (i) has the organizational power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all material Requirements of Law. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding Capital Securities and other equity interests, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 5.01.

            Section 5.02. CORPORATE POWER; AUTHORIZATION. Each of the Credit Parties has the organizational power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary organizational action to authorize the execution, delivery and performance of such Credit Documents. Except as set forth on Schedule 5.02, no consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained (other than routine filings with the Securities and Exchange Commission).

            Section 5.03. ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            Section 5.04. NO LEGAL BAR. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

            Section 5.05. NO MATERIAL LITIGATION OR INVESTIGATIONS. Except as set forth on Schedule 5.05 or in any notice furnished to the Lenders pursuant to
Section 6.07(g) at or prior to the respective times the representations and warranties set forth in this Section 5.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of the Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

            Section 5.06. INVESTMENT COMPANY ACT, ETC. None of the Consolidated Companies is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Consolidated Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

            Section 5.07. MARGIN REGULATIONS. No part of the proceeds of any of the Loans have been or will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

            Section 5.08. COMPLIANCE WITH ENVIRONMENTAL LAWS.

            (a) Except as set forth on Schedule 5.08 attached hereto, the Consolidated Companies have received no notices of material claims or potential liability under, and are in compliance with, all applicable Environmental Laws.

            (b) Except as set forth on Schedule 5.08 attached hereto, none of the Consolidated Companies has received any notice of material violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged material violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any

Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company.

            (c) Except as set forth on Schedule 5.08 attached hereto, the Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

            Section 5.09. INSURANCE. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

            Section 5.10. NO DEFAULT. None of the Consolidated Companies is in default under or with respect to any material Contractual Obligation.

            Section 5.11. NO BURDENSOME RESTRICTIONS. Except as set forth on
Schedule 5.11 or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section 5.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

            Section 5.12. TAXES. Except as set forth on Schedule 5.12, each of the Consolidated Companies has filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 5.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of the Borrower, no claims are being asserted with respect to any such taxes, fees or other charges.

            Section 5.13. SUBSIDIARIES. Except as disclosed on Schedule 5.01 or in any notice given to the Lenders pursuant to Section 6.07 at or prior to the respective times this representation and warranty is made or deemed to be made hereunder, the Borrower has no Subsidiaries and neither the Borrower nor any Subsidiary is a joint venture partner, partner in any partnership or member of a limited liability company.

            Section 5.14. FINANCIAL STATEMENTS.

            (a) The Borrower has furnished to the Administrative Agent and the Lenders (i) the audited consolidated balance sheet as of December 31, 2002 of the Borrower and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, including in each case the related schedules and notes, (ii) the unaudited balance sheet of the Borrower presented on a consolidated basis as at the end of the third Fiscal Quarter of 2003, and the related unaudited consolidated statements of income, shareholders' equity and cash flows presented on a consolidated basis for the year-to-date period then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the Borrower's previous Fiscal Year. The foregoing financial statements fairly present in all material respects the consolidated financial condition of the Borrower as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied (subject, in the case of quarterly financial statements, to normal year-end audit adjustments and the absence of certain footnotes).

            (b) The 6-year projections for the Consolidated Companies, which were provided to the Administrative Agent and the Lenders pursuant to Section 4.01, were prepared by the Borrower in good faith and based upon historical financial information and assumptions that the Borrower deems reasonable and appropriate.

            (c) The Consolidated Companies taken as a whole do not have any material Contingent Liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the financial statements mentioned in this Section 5.14 or the notes thereto. Since December 31, 2002, there have been no material changes with respect to the Consolidated Companies.

            Section 5.15. ERISA. Except as disclosed on Schedule 5.15 or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section
5.15 are made or deemed to be made hereunder:

            (a) Identification of Plans. (i) None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA, and (ii) none of the Consolidated Companies maintains or contributes to any Foreign Plan.

            (b) Compliance. Each Plan and each Foreign Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no material tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 404, or 419 of the Code.

            (c) Liabilities. The Consolidated Companies are subject to no material liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans of such

Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans.

            (d) Funding.

                  (i) The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all material amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan. No Plan subject to Title IV of ERISA has a material "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA. The Consolidated Companies are subject to no material liabilities with respect to post-retirement medical benefits.

                  (ii) With respect to any Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by generally accepted accounting practices in the jurisdiction where the Foreign Subsidiary maintains its principal place of business or in which the Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Plans, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would not have a Materially Adverse Effect.

            Section 5.16. PATENTS, TRADEMARKS, LICENSES, ETC. Except as set forth on Schedule 5.16 or in any notice furnished to the Lenders pursuant to
Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section 5.16 are made or deemed to be made hereunder, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, Internet domain names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of the Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, Internet domain name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of the Borrower, threatened, any material claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item.

            Section 5.17. OWNERSHIP OF PROPERTY. Any and all real property located in the United States that is owned or leased by the Borrower or a Consolidated Company as of the Effective Date, and the nature of the interest therein, is correctly set forth on Schedule 5.17. Except as set forth on
Schedule 5.17, (i) each Consolidated Company that is not a Foreign Subsidiary has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property and (ii) each Foreign Subsidiary owns or has a valid leasehold interest in all of its real property and owns or has a valid leasehold interest in, all of its other properties, in the case of clauses (i) and (ii) as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of December 31, 2002 referred to in Section 5.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases. On June 18, 2002, Lynchburg Foundry Company sold to BWX Technologies, Inc., a Delaware corporation, approximately
6.28 acres of unimproved real property located in Lynchburg, Virginia (the "BWX Property") for $95,000. The BWX Property is subject to an Existing Mortgage with respect to the Lynchburg, Virginia property (as more particularly described on Schedule 5.17) but will not be subject to the corresponding Mortgage Amendment for this property.

            Section 5.18. FINANCIAL CONDITION. On the Effective Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds of the Loans as provided in Section 2.01, each of the Credit Parties is Solvent.

            Section 5.19. LABOR MATTERS. Since December 31, 2002, the Consolidated Companies have experienced no material strikes, labor disputes, slow downs or work stoppages due to labor disagreements, and, to the best knowledge of the Borrower, there are no such material strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. Since December 31, 2002, the hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act (in the case of Consolidated Companies that are not Foreign Subsidiaries) or any other applicable law dealing with such matters. All material payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies.

            Section 5.20. PAYMENT OR DIVIDEND RESTRICTIONS. Except as set forth in Section 7.05 or described on Schedule 5.20 or as expressly permitted by the terms of this Agreement, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

            Section 5.21. DISCLOSURE. None of the factual information heretofore or contemporaneously furnished in writing to any Lender or the Administrative Agent by or on behalf of any Credit Party in connection with any Credit Document or any transaction contemplated hereby contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with any Credit Document by or on behalf of any Credit Party to any Lender or the Administrative Agent will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section 5.21 are made or deemed to be made hereunder, there is no fact known to the Borrower which is having, or is reasonably expected to have, a Materially Adverse Effect.

            Section 5.22. SECURITY DOCUMENTS. The Security Documents are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable first priority Lien on and security interest in all right, title and interest of the Credit Parties in the Collateral described therein.

            Section 5.23. TREASURY REGULATIONS. The Borrower does not intend to treat any of the Loans, Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans and or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                   ARTICLE VI.

                              AFFIRMATIVE COVENANTS

            So long as any Commitment remains in effect hereunder or any Note or other Obligation shall remain unpaid or any Letter of Credit shall remain outstanding, the Borrower will (unless waived in writing by the Required Lenders):

            Section 6.01. CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its legal existence (except for mergers, divestitures and consolidations permitted pursuant to Section 7.03), its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, Internet domain names, service marks and other intellectual property rights, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary.

            Section 6.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all material Requirements of Law (including, without limitation, the Environmental Laws) and Contractual Obligations applicable to or binding on any of them.

            Section 6.03. PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, duties, levies, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained in its books with respect thereto in accordance with GAAP.

            Section 6.04. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account in accordance with GAAP, containing complete and accurate entries of all their respective financial and business transactions.

            Section 6.05. VISITATION, INSPECTION, ETC. Permit, and cause each of its Subsidiaries to permit, any representative of the Administrative Agent or any Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Administrative Agent or such Lender may reasonably request after reasonable prior notice to the Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to the Borrower shall be required.

            Section 6.06. INSURANCE; MAINTENANCE OF PROPERTIES.

            (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as are customary for such companies under similar circumstances; provided, however, that in any event the Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both the Borrower and the Administrative Agent, be excessive.

            (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.06 shall prevent the Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

            Section 6.07. REPORTING COVENANTS. Furnish to each Lender:

            (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, and cash flows of the Consolidated Companies for such Fiscal Year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of Ernst & Young, LLP or other independent public accountants of comparable recognized national standing, which such report shall be without any Impermissible Qualification and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such Fiscal Year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such Fiscal Year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each Fiscal Quarter of the Borrower (other than the fourth Fiscal Quarter), balance sheets of the Consolidated Companies as at the end of such Fiscal Quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such Fiscal Quarter and for the portion of the Borrower's Fiscal Year ended at the end of such Fiscal Quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Borrower's previous Fiscal Year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of the Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such Fiscal Quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such Fiscal Quarter and such portion of the Borrower's Fiscal Year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

            (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsection (b) above, and also within 60 days after the end of each Fiscal Year of the Borrower, a certificate substantially in the form of Exhibit I attached hereto of the president, chief executive officer, chief financial officer or principal accounting officer of the Borrower
(i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, (ii) demonstrating in reasonable detail compliance as at the end of such Fiscal Year or such Fiscal Quarter with Section 6.08 and Sections 7.01 through 7.06;

            (d) Auditor's No Default Certificate. Within 60 days (or such longer period as agreed to by the Administrative Agent in its sole discretion) of delivery of the financial statements required pursuant to subsection (a) above, a certificate of the accountants who prepared the report referred to therein, to the effect that, based upon their audit, there exists no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof;

            (e) Insurance Certificate. Together with the financial statements required pursuant to subsection (a) above, insurance certificates, from one or more insurance companies satisfactory to the Administrative Agent, evidencing coverage required to be maintained pursuant to each Credit Document and showing the Collateral Agent as loss payee and additional insured;

            (f) Three Year Projections. Within 30 days after the end of each Fiscal Year of the Borrower, 3-year projections for the Consolidated Companies prepared in good faith and based upon historical financial information and assumptions that the Borrower deems reasonable and appropriate, certified by the chief financial officer or principal accounting officer of the Borrower;

            (g) Notice of Default. Promptly after any Executive Officer of the Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of the Borrower specifying the nature thereof and the proposed response thereto;

            (h) Litigation and Investigations. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

            (i) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $2,000,000;

            (j) ERISA. (A)(i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in
Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 404 or 419 of the Code, or any tax, penalty or liability under any Requirement of Law applicable to any Foreign Plan, where any such taxes, penalties or liabilities exceed or could exceed $2,000,000 in the aggregate;

                  (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of
ERISA or under Section 401(a)(29) or 412 of the Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

                  (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Code;

                  (iv) Upon the request of the Administrative Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

                  (v) Upon the request of the Administrative Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

                  (vi) Promptly upon any Consolidated Company becoming aware thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan.

            (k) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by Section 7.02;

            (l) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by the Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of the Borrower and the other Consolidated Companies;

            (m) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 5.11, (ii) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 5.19;

            (n) New Subsidiaries. Within 30 days after the formation or acquisition of any Subsidiary, or any other event resulting in the creation of a new Subsidiary, or the domestication of any Foreign Subsidiary, notice of the formation or acquisition of such Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Administrative Agent may request;

            (o) New Property. Within 30 days after the Borrower or any other Consolidated Company acquires real property or enters into a long-term lease for real property, the Borrower will, and will cause each of the other Consolidated Companies to, notify the Administrative Agent of such new real property or lease and shall provide the Administrative Agent with copies of any and all related purchase agreements, leases and other documentation evidencing such new real property or lease; and

            (p) Other Information. With reasonable promptness, any other information about the Consolidated Companies as the Administrative Agent or any Lender may reasonably request from time to time.

            Section 6.08. FINANCIAL COVENANTS.

            (a) Consolidated EBITDA to Consolidated Interest Expense. Maintain as of the last day of each Fiscal Quarter set forth below, a minimum ratio of Consolidated EBITDA to Consolidated Interest Expense, calculated for the immediately preceding four Fiscal Quarters, of equal to or greater than the ratio set forth opposite such Fiscal Quarter:

                                         Ratio of
                                         Consolidated
                                         EBITDA
                                         to Consolidated
               Fiscal Quarter            Interest Expense
               --------------            ----------------
               Third Fiscal Quarter      > 2.25:1.0
               2003 through Fourth       -
               Fiscal Quarter 2004

               First Fiscal Quarter      > 2.50:1.0
               2005 through Third        -
               Fiscal Quarter 2005

               Fourth Fiscal Quarter     > 2.75:1.0
               2005 through First        _
               Fiscal Quarter 2006

               Second Fiscal Quarter     > 3.00:1.0
               2006 and each Fiscal      -
               Quarter thereafter

            (b) Funded Debt to Consolidated EBITDA. Maintain as of the last day of each Fiscal Quarter set forth below, a maximum ratio of Funded Debt to Consolidated EBITDA, calculated for the immediately preceding four Fiscal Quarters, of less than or equal to the ratio set forth opposite such Fiscal
Quarter:

                                               Ratio of
                                               Funded Debt
                                               to Consolidated
               Fiscal Quarter                  EBITDA
               --------------                  ------
               Third Fiscal Quarter 2003
               through Third Fiscal
               Quarter 2004                    < 4.50:1.0
                                               -

               Fourth Fiscal Quarter 2004
               through Second Fiscal
               Quarter 2005                    < 4.25:1.0
                                               -

               Third Fiscal Quarter 2005
               through Fourth Fiscal
               Quarter 2005                    < 4.00:1.0
                                               -

               First Fiscal Quarter 2006
               through Second Fiscal
               Quarter 2006                    < 3.75:1.0
                                               -

               Third Fiscal Quarter 2006
               through Fourth Fiscal
               Quarter 2006                    < 3.50:1.0
                                               -

               First Fiscal Quarter 2007
               through Second Fiscal
               Quarter 2007                    < 3.25:1.0
                                               -
               Third Fiscal Quarter 2007
               and each Fiscal Quarter
               thereafter                      < 3.00:1.0
                                               -

            (c) Capital Expenditures. The Borrower will not, and will not permit its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year which aggregate in excess of the following amounts set forth opposite each such Fiscal Year:

                 Fiscal Year          Maximum Amount
                 -----------          --------------
                 2003                  $50,000,000
                 2004                  $40,000,000
                 2005                  $50,000,000
                 2006                  $50,000,000
                 2007                  $50,000,000
                 2008                  $50,000,000
                 2009                  $50,000,000

; provided that 50% of the difference between any such amount for any Fiscal Year and the lower actual amount of Capital Expenditures in such Fiscal Year may be added to the maximum amount for the following Fiscal Year, but not any subsequent Fiscal Year.

            (d) Senior Funded Debt to Consolidated EBITDA. Maintain as of the last day of each Fiscal Quarter set forth below, a maximum ratio of Senior Funded Debt to Consolidated EBITDA, calculated for the immediately preceding four Fiscal Quarters, of less than or equal to the ratio set forth opposite such Fiscal Quarter:

                                             Ratio of
                                             Senior Funded
                                             Debt to
                                             Consolidated
               Fiscal Quarter                EBITDA
               --------------                ------
               Third Fiscal Quarter
               2003 through First
               Fiscal Quarter 2005           < 2.50:1.0
                                             -

               Second Fiscal Quarter
               2005 through Fourth
               Fiscal Quarter 2005           < 2.25:1.0
                                             -

               First Fiscal Quarter
               2006 through Fourth
               Fiscal Quarter 2006           < 2.00:1.0
                                             -
               First Fiscal Quarter
               2007 and each Fiscal
               Quarter thereafter            < 1.75:1.0
                                             -

            Section 6.09. NOTICES UNDER CERTAIN OTHER INDEBTEDNESS. Immediately upon its receipt thereof, the Borrower shall furnish the Administrative Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness of any of the Consolidated Companies (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $2,000,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness to exercise rights under any Change in Control Provision.

            Section 6.10. ADDITIONAL CREDIT PARTIES AND COLLATERAL.

            (a) Unless the Required Lenders otherwise agree, promptly after (i) the formation or acquisition (provided that nothing in this Section 6.10 shall be deemed to authorize the acquisition of any entity not otherwise permitted hereunder) of any Subsidiary not listed on Schedule 5.01, (ii) the domestication of any Foreign Subsidiary, (iii) the occurrence of any other


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event creating a new Subsidiary, or (iv) a Subsidiary ceases to be, or the
Borrower desires that such Subsidiary cease to be, an Inactive Subsidiary, the Borrower shall cause to be executed and delivered a counterpart to the Guaranty Agreement and the Subsidiary Pledge and Security Agreement and New Mortgages from each such Subsidiary that is not a Foreign 956 Subsidiary, together with related documents with respect to such Subsidiary of the kind described in
Section 4.01(h) (Secretary Certificate - Resolutions), (i) (Secretary Certificate - Incumbency, Organic Documents), (j) (Certified Organic Documents, Certificate of Good Standing), (p) (Legal Opinion) and (s) (Borrower Certificate
- Exhibit F), all in form and substance satisfactory to the Administrative
Agent.

            (b) In the event that any Foreign Subsidiary ceases to be a Foreign 956 Subsidiary, the Borrower shall cause to be executed and delivered a counterpart to the Guaranty Agreement and the Subsidiary Pledge and Security Agreement (with respect to all property except for more than 65% of the Capital Securities of any other Foreign 956 Subsidiary) and New Mortgages from such Foreign Subsidiary and if such Foreign Subsidiary is a direct Subsidiary of the Borrower or of a Domestic Subsidiary, the Borrower shall, or shall cause such Domestic Subsidiary to, pledge 100% of the Capital Securities of such Foreign Subsidiary to the Collateral Agent for the benefit of the Secured Parties pursuant to the Borrower Pledge and Security Agreement or the Subsidiary Pledge and Security Agreement, as applicable, together with related documents with respect to such Foreign Subsidiary of the kind described in Section 4.01(h) (Secretary Certificate - Resolutions), (i) (Secretary Certificate - Incumbency, Organic Documents), (j) (Certified Organic Documents, Certificate of Good Standing), (p) (Legal Opinion) and (s) (Borrower Certificate - Exhibit F), all in form and substance satisfactory to the Administrative Agent.

            (c) In the event that any Foreign 956 Subsidiary which is a direct Subsidiary of the Borrower or of a Domestic Subsidiary ceases to be, or the Borrower desires that such Subsidiary cease to be, an Inactive Subsidiary, the Borrower shall, or shall cause such Domestic Subsidiary to, pledge 65% of the Capital Securities of such Foreign Subsidiary to the Collateral Agent for the benefit of the Secured Parties pursuant to the Borrower Pledge and Security Agreement or the Subsidiary Pledge and Security Agreement, as applicable, together with related documents with respect to such Foreign Subsidiary of the kind described in Section 4.01(h) (Secretary Certificate - Resolutions), (i) (Secretary Certificate - Incumbency, Organic Documents), (j) (Certified Organic Documents, Certificate of Good Standing), (p) (Legal Opinion) and (s) (Borrower Certificate - Exhibit F), all in form and substance satisfactory to the Administrative Agent.

            (d) The Borrower will, and will cause each of the other Consolidated Companies to, grant to the Collateral Agent for the benefit of the Secured Parties security interests and New Mortgages in such assets and properties of the Borrower and such other Consolidated Companies as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent in connection with (i) any new fee or leasehold interests of the Borrower or any of the other Consolidated Companies obtained pursuant to Section 6.07(o) or this Section 6.10 or otherwise or (ii) a determination by the Administrative Agent that either the owned real property of Lynchburg Foundry Company located in Radford, Virginia or the owned real property of Ganton Technologies Inc. located in Addison, Illinois (which are not subject to Existing Mortgages), or both, has value (after taking


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into consideration the condition of such property in respect of applicable
Environmental Laws) which warrants taking a New Mortgage (or New Mortgages, as the case may be) with respect to such property (collectively, the "Additional Security Documents"). All such security interests and New Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and New Mortgages superior to and prior to the rights of all third Persons and subject to no Liens other than as expressly permitted by the terms of this Agreement or approved by the Administrative Agent. The Additional Security Documents and instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. In the event that a New Mortgage is granted by the Borrower or any of the other Consolidated Companies pursuant to this Section 6.10, then in each such case, the Borrower will, and will cause each Consolidated Company to, execute and deliver all other relevant documentation (including a title policy, survey and opinions of counsel) of the type described in Section 4.01(f), (g),
(p), and (u) as such Borrower or other Consolidated Company would have had to deliver if the New Mortgage were one of the conditions precedent to the Effective Date set forth in Section 4.01, provided, however, that in addition to the documentation required by Section 4.01, the Borrower shall also deliver to the Administrative Agent a Phase I environmental report in form and substance satisfactory to Administrative Agent and such other documentation as the Administrative Agent may require in its sole reasonable discretion. The Borrower agrees that each action required by this Section 6.10(d) shall be completed as soon as possible, but in no event later than 60 days (or such longer period as agreed to by the Administrative Agent in its sole discretion) after such action is requested to be taken by the Administrative Agent.

            Section 6.11. POST-CLOSING COLLATERAL. Within (a) 14 days after the Effective Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Borrower shall deliver Control Agreements between the Collateral Agent and each depository bank with which the applicable Consolidated Company maintains a deposit account, (b) 21 days after the Effective Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Borrower shall cause Intermet International, Inc. to execute and deliver a Deed of Pledge (which shall contain a waiver of the existing Deed of Pledge delivered in connection with the Existing Loan Agreement) and such other documents, and take all such actions as shall be necessary, for the Collateral Agent to receive a first priority, perfected pledge of 65% of the Capital Securities of Intermet Netherlands B.V.; in connection with such pledge, the Borrower shall deliver to the Administrative Agent and the Secured Parties an opinion of Dutch counsel in form and substance satisfactory to the Administrative Agent and (c) 30 days after the Effective Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Borrower shall (x) execute and deliver, and cause Tool Products, Inc. or Intermet International, Inc. to execute and deliver, a pledge agreement and such other documents, and take all such actions as shall be necessary, for the Collateral Agent to receive a first priority, perfected pledge of 65% of the Capital Securities of Reynosa Inter-met Machining, S. de R.L. de C.V.; in connection with such pledge, the Borrower shall deliver to the Administrative Agent and the Secured Parties an opinion of Mexican counsel in form and substance satisfactory to the Administrative Agent, or (y) cause the dissolution of Reynosa Inter-


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

met Machining, S. de R.L. de C.V., and shall deliver to the Administrative Agent evidence of such dissolution in form and substance satisfactory to the Administrative Agent.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

            So long as any Commitment remains in effect hereunder or any Note or other Obligation shall remain unpaid or any Letter of Credit Obligation shall remain outstanding, the Borrower will not and will not permit any Subsidiary to (unless waived in writing by the Required Lenders):

            Section 7.01. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, other than:

            (a) Indebtedness under this Agreement or under the Senior Notes (including any Senior Note Refinancing) or otherwise outstanding on the Effective Date as set forth on Schedule 7.01 attached hereto;

            (b) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business;

            (c) Investments in the form of intercompany loans permitted by
Section 7.06(a) hereof;

            (d) Subordinated Debt which is unsecured and approved as to terms and conditions by the Administrative Agent and the Required Lenders;

            (e) Indebtedness of a Person which is acquired by or consolidated with a Consolidated Company as long as such Indebtedness is not obtained in contemplation of such acquisition and such acquisition is in compliance with
Section 7.03;

            (f) Subject to satisfaction of the conditions specified in paragraphs (a) through (c) of Section 6.10 and clause (c) of Section 6.11, Indebtedness incurred by a wholly-owned Subsidiary located in Mexico (or any guaranty by the Borrower or any Domestic Subsidiary of any obligation of such Subsidiary) in an aggregate amount outstanding at any time not to exceed, together with the aggregate amount of any Indebtedness permitted pursuant to
Section 7.06(e), $15,000,000;

            (g) purchase money Indebtedness up to an aggregate amount of $15,000,000 at any time outstanding to the extent secured by a Lien permitted pursuant to Section 7.02(e);

            (h) subject to Section 3.06(b) other Indebtedness of the Borrower; provided, that such Indebtedness shall not have the benefit of any guaranties not benefitting the Obligations, and will have representations and warranties, covenants, events of default and conditions to borrowing which are not more restrictive than the provisions of this Agreement;


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

            (i) subject to satisfaction of the conditions specified in paragraphs (a) through (c) of Section 6.10 and clause (c) of Section 6.11, Indebtedness incurred by Affiliates of the Borrower (which may be guaranteed by the Borrower or the Domestic Subsidiaries) in an aggregate amount outstanding at any time not to exceed, together with the aggregate amount of any Investments permitted pursuant to Section 7.06(f), $10,000,000;

            (j) subject to Section 3.06(b), unsecured Subordinated Debt the Net Equity or Debt Proceeds from which are paid as the purchase price to consummate a Permitted Acquisition within one hundred twenty (120) days of the initial issuance thereof; and

            (k) Indebtedness of the Borrower under the LC Facility Agreement.

            Section 7.02. LIENS. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired other than:

            (a) Liens existing on the Effective Date and disclosed on Schedule
7.02 and Liens in favor of the Administrative Agent and/or the Secured Parties to secure the Obligations;

            (b) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in its books in accordance with GAAP;

            (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in its books in accordance with GAAP;

            (d) Liens securing Indebtedness permitted by Section 7.01(f);

            (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (f) Liens securing Indebtedness permitted by Section 7.01(g);

            (g) Liens securing Indebtedness permitted by Section 7.01(h); provided, that such Liens have been consented to by the Super-Majority Lenders;

            (h) Liens securing Indebtedness permitted by Section 7.01(i); and

            (i) Liens securing Indebtedness permitted by Section 7.01(k).


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

            Section 7.03. MERGERS, ACQUISITIONS, DIVESTITURES.

            (a) Merge or consolidate with any other Person, except that the foregoing restrictions shall not be applicable to:

                  (i) mergers or consolidations of (x) any Subsidiary with and into any other Subsidiary which is a Guarantor or (y) any Subsidiary with and into the Borrower; or

                  (ii) mergers or consolidations which result in Acquisitions of Persons engaged in businesses in which the Borrower is engaged on the Effective Date or substantially related thereto and as otherwise permitted by Section 7.10 of this Agreement where the surviving corporation is a wholly-owned Subsidiary of the Borrower (or will become a wholly-owned Subsidiary within six (6) months of such Acquisition) and such Acquisition is in compliance with subsection (c) hereof;

      provided that before and after giving effect to any such mergers or consolidations, (w) the Borrower is in compliance with Section 6.08 hereof (as demonstrated by delivery of pro forma financial covenants calculations prepared in compliance with clause (c) hereof); (x) no other Default or Event of Default exists hereunder; (y) in the event of such merger or consolidation, the surviving Person is a Consolidated Company and complies with Section 6.10 hereof, if applicable, and (z) the Borrower is the surviving corporation in connection with any merger or consolidation to which it is a party;

            (b) Sell or otherwise dispose of the Capital Securities of a Subsidiary of the Borrower except as permitted pursuant to Section 7.04(c); or

            (c) Make or permit any Acquisition other than an Acquisition of Persons engaged in a business in which the Borrower is engaged on the Effective Date or substantially related thereto and as otherwise permitted pursuant to
Section 7.10 of this Agreement; provided that:

                  (i) after giving effect to such Acquisition, assets comprising such Acquisition are owned by the Borrower or a wholly-owned Subsidiary of the Borrower, or, in the case of a stock purchase, such Person is a wholly-owned Subsidiary of the Borrower or is merged into the Borrower or a wholly-owned Subsidiary of the Borrower;

                  (ii) prior to the consummation of such Acquisition, the
            Borrower provides to the Lenders calculations evidencing the Borrower's compliance on a pro forma basis with the financial covenants set forth in Section 6.08 hereof on the last day of the immediately preceding Fiscal Quarter of the Borrower, calculated with respect to the immediately preceding four Fiscal Quarters of the Borrower as if the Acquisition (and any other Acquisitions previously consummated during or after the immediately preceding four Fiscal Quarters of the Borrower) had been consummated on the first day of such period;


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

                  (iii) such Acquisition shall have been approved in advance by a majority of the board of directors of the seller; and

                  (iv) no Default or Event of Default shall exist hereunder or shall result therefrom and the Borrower shall comply with the provisions of Section 6.10 hereof,

provided that the total aggregate value of all Acquisitions under Sections 7.03(a)(ii) and 7.03(c) after the Effective Date shall not exceed $10,000,000 unless the ratio of Funded Debt to Consolidated EBITDA on the last day of the immediately preceding Fiscal Quarter of the Borrower, calculated for the immediately preceding four Fiscal Quarters of the Borrower, is less than or equal to 3.00:1.0, before giving effect to the consummation of such Acquisitions as of the first day of such period (in which case the total aggregate value of such Acquisitions shall not exceed $35,000,000).

            Section 7.04. ASSET SALES.

            Sell, lease or otherwise dispose of its accounts, property, Capital Securities of its Subsidiaries or other assets; provided, however, that the foregoing restrictions on Asset Sales shall not be applicable to:

            (a) sales of inventory in the ordinary course of business;

            (b) sales of equipment or other personal property being replaced by equipment or other personal property purchased as a capital expenditure item;

            (c) subject to Section 3.06(b), Asset Sales comprised of Capital Securities of Subsidiaries or all or substantially all of the assets of any Subsidiary for cash so long as the applicable Consolidated Company receives consideration at the time of such Asset Sale equal to the Fair Market Value, as determined in good faith by the board of directors of the Borrower, the determination of which shall be evidenced by a certified resolution by the Secretary or Assistant Secretary of the Borrower and where, on the date of execution of a binding obligation to make such Asset Sale (provided that if the Asset Sale is not consummated within six (6) months of such execution, then on the date of consummation of such Asset Sale rather than on the date of execution of such binding obligation):

                  (x) at least 30 days (but not more than 60 days) prior to the date of execution of such binding obligation (or, if the Asset Sale is not consummated within six months of such execution, the date of consummation of such Asset Sale), the Borrower shall have delivered to the Administrative Agent a notice of such Asset Sale (i) stating the nature and terms of such Asset Sale (including, without limitation, a description of the consideration payable by the purchaser) and the nature and use of the proceeds of the transaction and (ii) including calculations of the pro forma financial tests contained in clause (y) below; and

                  (y) on a pro forma basis, after giving effect to such Asset
            Sale and the use of proceeds thereof as if such Asset Sale and use of proceeds had occurred on the first day of the applicable period, the calculations of the financial covenant


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

            ratios described in paragraphs (a), (b) and (d) of Section 6.08 as of the last day of the Fiscal Quarter most recently ended are in compliance with the requirements of such paragraphs;

            (d) subject to Section 3.06(b), other Asset Sales (other than sales of Capital Securities of Subsidiaries or all or substantially all of the assets of any Subsidiary) for cash, so long as the applicable Consolidated Company receives consideration at the time of such Asset Sale equal to the Fair Market Value;

            (e) to the extent that, on any date of determination, the value of Margin Stock of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, in the aggregate exceeds twenty-five percent (25%) of the total assets of the Borrower and its Subsidiaries on such date which assets are subject to the restriction of this Section 7.04, sales of such excess Margin Stock for fair value where the proceeds of such sale are held by a Consolidated Company as cash or invested in cash equivalents such as certificates of deposit, U.S. government securities, commercial paper with a term of 90 days or less which is rated A-1/P-1 or other money market instruments;

provided, that notwithstanding the foregoing, no transaction pursuant to clauses
(c) or (d) above shall be permitted if (i) any Default or Event of Default exists at the time of such transaction or would exist as a result of such transaction or (ii) on the date of execution of a binding obligation to make such Asset Sale (provided that if the Asset Sale is not consummated within six
(6) months of such execution, then on the date of consummation of such Asset Sale rather than on the date of execution of such binding obligation), after giving effect to the proposed Asset Sale, the aggregate Asset Value of all Asset Sales made pursuant to clauses (c) or (d) by the Consolidated Companies since the Effective Date would exceed $40,000,000 immediately after giving effect to such lease, transfer, contribution or conveyance.

            Section 7.05. DIVIDENDS, ETC. Declare or pay any dividend or other distribution on any class of its Capital Securities, or make any payment to purchase, redeem, retire or acquire any Subordinated Debt or Capital Securities or any option, warrant, or other right to acquire such Subordinated Debt or Capital Securities (each, a "Restricted Payment"), other than:

                  (i) dividends payable solely in shares of any class of its Capital Securities;

                  (ii) cash dividends by wholly-owned direct or indirect Subsidiaries of the Borrower; and

                  (iii) other cash dividends declared and paid, and all other Restricted Payments made, after December 31, 2002 in an aggregate amount not to exceed $5,000,000 in any Fiscal Year of the Borrower;

provided, however, no such dividend or other Restricted Payment may be declared or paid pursuant to clause (iii) above unless no Default or Event of Default exists at the time of such declaration or Restricted Payment, or would exist as a result of such declaration or Restricted Payment.


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            Section 7.06. INVESTMENTS, LOANS, ETC. Make, permit or hold any
Investments (in a single transaction or in a series of related transactions) other than:

            (a) Investments in Domestic Subsidiaries which are Guarantors under this Agreement, whether such Subsidiaries are Guarantors on the Effective Date or become Guarantors in accordance with Section 6.10 after the Effective Date; provided, however, nothing in this Section 7.06 shall be deemed to authorize an Investment pursuant to this subsection (a) in any Person that is not a Guarantor prior to such Investment;

            (b) Investments in the following securities:

                  (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

                  (ii) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

                  (iii) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

                  (iv) mid-term notes of corporations existing under the laws of the United States rated in the highest grade by a nationally recognized credit rating agency; and

                  (v) municipal "lower floater" bonds rated A or better (or backed by a letter of credit rated A or better) by a nationally recognized credit rating agency;

            (c) Investments made by Plans and Foreign Plans;

            (d) Investments outstanding on the Effective Date and listed on
Schedule 7.06(d) hereto;

            (e) subject to satisfaction of the conditions specified in paragraphs (a) through (c) of Section 6.10 and clause (c) of Section 6.11, Investments in a wholly-owned Subsidiary located in Mexico (other than those permitted by paragraphs (a) through (d) above), in an aggregate combined amount, together with the aggregate amount of any Indebtedness permitted under Section 7.01(f), not to exceed $15,000,000;

            (f) subject to satisfaction of the conditions specified in paragraphs (a) through (c) of Section 6.10 and clause (c) of Section 6.11, Investments (other than those permitted by paragraphs (a) through (e) above), including (x) to the extent permitted under the Sarbanes-Oxley Act of 2002, as amended, and other Requirements of Law, loans to employees, officers


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

and other Persons (other than Subsidiaries) and (y) Investments after the Effective Date in Foreign Subsidiaries and other Persons, in an aggregate combined amount, together with the aggregate amount of Indebtedness permitted under Section 7.01(i), not to exceed $10,000,000; and

            (g) subject to satisfaction of the conditions specified in paragraphs (a) through (c) of Section 6.10 and clause (c) of Section 6.11, Investments (other than those permitted by paragraphs (a) through (f) above) of equipment listed on Schedule 7.06(g) in a wholly-owned Subsidiary located in Mexico with an aggregate combined book value or Fair Market Value (whichever is greater) not to exceed $14,000,000.

            Section 7.07. SALE AND LEASEBACK TRANSACTIONS. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except as set forth on Schedule 7.07.

            Section 7.08. TRANSACTIONS WITH AFFILIATES.

            (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate; and

            (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

            Section 7.09. PREPAYMENTS OF SUBORDINATED DEBT IN VIOLATION THEREOF. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with any of its Subordinated Debt, in each case, which is a violation of the subordination provisions of such Subordinated Debt or a violation of Section 7.05.

            Section 7.10. CHANGES IN BUSINESS. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole (which includes iron and aluminum foundry operations and machining).

            Section 7.11. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's Capital Securities, or (ii) pay any indebtedness owed to the Borrower or any other Consolidated Company, or (iii) transfer any of


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its property or assets to the Borrower or any other Consolidated Company or (iv)
grant a Lien in favor of the Lenders securing the obligations, except any consensual encumbrance or restriction existing under the Credit Documents or as set forth on Schedule 5.20.

            Section 7.12. ACTIONS UNDER CERTAIN DOCUMENTS. Without the prior written consent of the Administrative Agent and the Required Lenders, modify, amend or supplement the Senior Note Agreement or any agreement governing Subordinated Debt to (i) increase the principal amount of the indebtedness thereunder, (ii) increase the interest rate thereunder, (iii) modify any requirement of prepayment or repayment thereunder which would shorten the final maturity or average life of the indebtedness outstanding thereunder or make the requirement of prepayment more onerous, (iv) make any more onerous any other provision thereof, or (v) with respect to Subordinated Debt, amend or modify the subordination provisions thereof.

            Section 7.13. FISCAL YEAR. Make any change in the Fiscal Year of the Borrower or the Consolidated Companies.

            Section 7.14. DEPOSIT ACCOUNTS. Maintain any deposit account or deposit any items or amounts in any deposit account, except deposit accounts as to which each respective Consolidated Company, the Collateral Agent and the depositary bank have entered into an agreement that the depositary bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in the account upon an Event of Default without further consent by such Consolidated Company (a "Control Agreement"), substantially in the form of Exhibit K, with such changes as are, or in such other form as is, reasonably acceptable to the Collateral Agent.

            Section 7.15. FOREIGN HOLDING COMPANIES. Permit any Foreign Holding Company to (a) own any assets other than the Capital Securities of Subsidiaries of which sixty-five percent (65%) of such Capital Securities of each such first-tier Foreign 956 Subsidiary has been pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Subsidiary Pledge and Security Agreement or appropriate Security Documents, (b) make any expenditures other than such minimal expenditures necessary to maintain its separate corporate existence and good standing in the state of its incorporation, (c) create, incur, assume or otherwise become liable with respect to any Indebtedness other than its obligations pursuant to the Guaranty Agreement, (d) have any employees or engage in any trade or business, (e) merge or consolidate with any other Person, (f) sell or otherwise transfer any of its assets or (g) create, incur, assume or permit to exist any Lien on any of its assets.

                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

            Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

            Section 8.01. PAYMENTS. The Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal, interest or fee payment


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with respect to the Loans, or the Borrower shall fail to make within five (5)
days after the due date thereof any payment of any other amount payable hereunder or any of the Obligations;

            Section 8.02. COVENANTS WITHOUT NOTICE. The Borrower shall fail to observe or perform any covenant or agreement contained in Sections 6.07(g), 6.08, 7.01 through 7.07, 7.09 through 7.15.

            Section 8.03. OTHER COVENANTS. The Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.01 and 8.02, and, if capable of being remedied, such failure shall remain unremedied for thirty (30) days after the earlier of (i) the Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender;

            Section 8.04. REPRESENTATIONS. Any representation or warranty made or deemed to be made by the Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Administrative Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

            Section 8.05. NON-PAYMENTS OF OTHER INDEBTEDNESS. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $5,000,000 in the aggregate;

            Section 8.06. DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $5,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

            Section 8.07. BANKRUPTCY.

            (a) The Borrower or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company, or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to,


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approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing; or

            (b) an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or there is commenced against any Consolidated Company proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days.

            Section 8.08. ERISA. A Plan or Foreign Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

                  (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan, Section 412 of the Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or Section 412 of the Code or Section 303 of ERISA; or

                  (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

                  (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan or Foreign Plan, Section 401 or 412 of the Code or Section 306 or 307 of ERISA; or

                  (iv) results for any reason, in a liability (including without limitation, withdrawal liability) to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign
Plan), a Plan or any other Person that would be in excess of $5,000,000;

            Section 8.09. MONEY JUDGMENT. A judgment or order for the payment of money in excess of $5,000,000 or otherwise having a Materially Adverse Effect shall be rendered against the Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days


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during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

            Section 8.10. OWNERSHIP OF CREDIT PARTIES. If the Borrower shall at any time fail to own and control one hundred percent (100%) of the voting Capital Securities of any Credit Party, either directly or indirectly through a wholly-owned Subsidiary of the Borrower, except for (x) as a result of any Asset Sale permitted pursuant to Section 7.04(c) hereof, and (y) with respect to any Credit Party or Foreign Subsidiary whose Capital Securities are acquired by one of the Consolidated Companies after the Effective Date where the Borrower shall, directly or indirectly, maintain ownership and control of the percentage of voting Capital Securities owned and controlled as of the date such Person became a Credit Party or a Foreign Subsidiary hereunder or such greater percentage as shall thereafter be obtained, directly or indirectly by the Borrower;

            Section 8.11. CHANGE IN CONTROL OF THE BORROWER. Any Change of Control of the Borrower or any "Change of Control" or like event as defined in any indenture or other agreement or instrument pursuant to which Indebtedness or equity is issued by a Consolidated Company, shall occur or exist;

            Section 8.12. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of the Borrower or any other Credit Party, or at any time it is or becomes unlawful for the Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of the Borrower or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on the Borrower or any such Credit Party;

            Section 8.13. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $5,000,000 in aggregate and is not removed, suspended or enjoined within 30 days of the same being made or any suspension or injunction being lifted;

            Section 8.14. SENIOR NOTE AGREEMENT. There shall exist or occur any "Event of Default" as defined in the Senior Note Agreement;

            Section 8.15. LC FACILITY AGREEMENT. There shall exist or occur any "Default" or "Event of Default" as defined in the LC Facility Agreement; or

            Section 8.16. IMPAIRMENT OF SECURITY, ETC. Any Security Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Credit Party thereto; any Credit Party or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Security Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien;


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then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Administrative Agent may, with the consent of the Required Lenders, and upon the written (including telecopied) or telex request of the Required Lenders, shall, by written notice to the Borrower take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against the Borrower or any other Credit Party: (i) declare all Commitments terminated (if they have not previously terminated), whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and
(ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing under this Agreement, including without limitation, an amount equal to the maximum amount which would be available at any time to be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit), to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, if an Event of Default specified in Section 8.07 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice; and (iii) exercise any rights or remedies under the Security Documents. As long as any Letter of Credit shall remain outstanding, any amounts described in clause (ii) above with respect to Letters of Credit, when received by the Issuer, shall be deposited in a cash collateral account as cash collateral for the obligations of the Borrower under Article II of this Agreement in the event of any drawing under a Letter of Credit, and upon drawing under any outstanding Letter of Credit in respect of which the Issuer has deposited in the cash collateral account any amounts described in clause (ii) above, the Issuer shall pay such amounts to itself to reimburse itself for the amount of such drawing.

                                   ARTICLE IX.

                            THE ADMINISTRATIVE AGENT

            Section 9.01. APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender hereby designates Scotia Capital as Administrative Agent to administer all matters concerning the Loans and Letters of Credit and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize the Administrative Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through their agents or employees.


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            Section 9.02. AUTHORIZATION OF ADMINISTRATIVE AGENT WITH RESPECT TO
THE SECURITY DOCUMENTS.

            (a) Each Lender hereby authorizes the Administrative Agent in its capacity as Collateral Agent to enter into each of the Security Documents substantially in the form attached hereto, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Administrative Agent for the ratable benefit of the Secured Parties. The Lenders further agree that the Administrative Agent may assign its rights and obligations under any of the Security Documents to any affiliate of the Administrative Agent or to any trustee, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Administrative Agent under and with respect to the applicable Security Document.

            (b) In each circumstance where, under any provision of any Security Document, the Administrative Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Administrative Agent on behalf of the Lenders under such Security Document, the Administrative Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Administrative Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Administrative Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Administrative Agent's proposed course of action with respect thereto. The Lenders shall endeavor to respond promptly to such request but in the event the Administrative Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed not to have agreed to the course of action proposed by the Administrative Agent.

            (c) The Lenders hereby acknowledge that the Collateral is not being held and the Security Documents are not being entered into, by the Collateral Agent for their sole benefit, but for the ratable benefit of the Secured Parties.

            Section 9.03. NATURE OF DUTIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall have no duties or except those expressly set forth in this Agreement and the other Credit Documents. None of the Administrative Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be ministerial and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.


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            Section 9.04. LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Each
Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, the Credit Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Credit Documents.

            Section 9.05. CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

            Section 9.06. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Credit Party for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Rate Protection Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and the Borrower to the contrary, the Administrative Agent, in acting in such capacity (or as Collateral Agent) under the Credit Documents, shall be entitled to assume that no Rate Protection Agreements or Rate Protection Obligations in respect thereof are in existence or outstanding between any Secured Party and any Credit Party. The Administrative Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            Section 9.07. INDEMNIFICATION OF ADMINISTRATIVE AGENT. To the extent the Administrative Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Administrative Agent, pro rata according to such Lender's proportionate Total Exposure Amount, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, claims, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, in


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any way relating to or arising out of this Agreement or the other Credit
Documents; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

            Section 9.08. THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and any Notes issued to it, the Administrative Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            Section 9.09. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor. Notwithstanding anything herein to the contrary, the Register shall be controlling in the event of a conflict with the terms of any Note in the absence of manifest error.

            Section 9.10. SUCCESSOR ADMINISTRATIVE AGENT.

            (a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed with or without cause by the Required Lenders; provided, however, the Administrative Agent may not resign or be removed until a successor Administrative Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent and, unless an Event of Default has occurred and is continuing, subject to the Borrower's prior written approval, not to be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000 and, unless an Event of Default has occurred and is continuing, subject to the Borrower's prior written approval.


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            (b) Upon the acceptance of any appointment as the Administrative
Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent or the termination or expiration of this Agreement, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

            Section 9.11. EXCULPATION. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under any Credit Document, or in connection therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Credit Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Credit Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Credit Party of its Obligations. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

            Section 9.12. DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default unless the Administrative Agent has received a written notice from a Lender or the Borrower specifying such Default or an Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.02) take such action with respect to such Default or an Event of Default as shall be directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or an Event of Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders, as the case may be.

            Section 9.13. LEAD ARRANGER. Scotia Capital, in its capacity as Lead Arranger, shall have no duties or obligations whatsoever under this Agreement or any other Credit Document.


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                                   ARTICLE X.

                                  MISCELLANEOUS

            Section 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on
Schedule 10.01, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective
(i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Administrative Agent shall not be effective until received.

            Section 10.02. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents (other than Rate Protection Agreements), nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by the Borrower and all the Lenders do any of the following: (i) waive any of the conditions specified in Section 4.01, (ii) increase the Commitments or other contractual obligations to the Borrower under this Agreement, (iii) reduce the principal amount of, or interest on, the Loans or any fees hereunder, (iv) postpone any date fixed for the payment in respect of the principal amount of, or interest on, the Loans or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) agree to release any Credit Party from its obligations under the Guaranty Agreement or any of the Security Documents or release any Collateral with respect to a Credit Party, except (x) in connection with an Asset Sale permitted pursuant to Section 7.04(a), (b), (c), (d) or (e) above where no consent of the Lenders shall be required for such release, (y) in connection with the incurrence of Indebtedness permitted pursuant to Sections 7.01(h) and 7.02(f), where the consent of the Super-Majority Lenders shall be required, (vii) modify the definition of "Required Lenders" or "Super-Majority Lenders" or (viii) modify this Section
10.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Borrower and the Administrative Agent, the Issuer or the Swingline Lender in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Administrative Agent, the Issuer or the Swingline Lender, respectively under this Agreement or under any other Credit Document.

            Section 10.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent, any Secured Party or any holder of a
Note in exercising any


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right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Administrative Agent, any Secured Party or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, any Secured Party or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Secured Parties or the holder of any Note to any other or further action in any circumstances without notice or demand.

            Section 10.04. PAYMENT OF EXPENSES, ETC. The Borrower shall:

                  (i) pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Administrative Agent and the Secured Parties with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Administrative Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for any of the Secured Parties;

                  (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b), pay and hold the Administrative Agent and the Secured Parties harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any Collateral, or any payments due thereunder, and save each of the Secured Parties harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes;

                  (iii) indemnify the Administrative Agent, the Collateral Agent and each Secured Party, and their respective officers, directors, employees, affiliates, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel


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      (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing to the extent arising out of such Indemnitee's gross negligence or willful misconduct;

                  (iv) In addition to amounts payable elsewhere provided in this Agreement, without duplication, indemnify, pay and save the Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of the Borrower, other than as a result of the gross negligence or willful misconduct of the Issuer; (ii) the failure of the Issuer to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future de jure or de facto government or governmental authority; or
      (iii) any confirmation of any Letter of Credit obtained by the Issuer with the consent of the Borrower; and

                  (v) without limiting the indemnities set forth above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

If and to the extent that the obligations of the Borrower under this Section
10.04 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            Section 10.05. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Secured Party or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents (subject to Section 3.15), and the Borrower, on behalf of each Credit Party, hereby grants to each Secured Party and other holder of a Note a


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continuing security interest in, all balances, credits, deposits, accounts or moneys of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Secured Party or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder. Each Lender shall promptly notify the Borrower of any offset hereunder.

            Section 10.06. BENEFIT OF AGREEMENT.

            (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender.

            (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

            (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments, Letter of Credit Obligations and the Loans at the time owing to it and the Notes held by it) to any Person; provided, however, that (i) the Administrative Agent and the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Eligible Assignee or, in the case of the Borrower, unless an Event of Default has occurred and is continuing, (ii) the amount of the Commitments or Loans or Letter of Credit Obligations, of the assigning Lender subject to each assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if less, the assigning Lender's entire Commitment and Loans), and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment (if any) and an administrative questionnaire in form and substance satisfactory to the Administrative Agent and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,500; provided that in the case of contemporaneous assignments by a Lender to two or more Persons which are Affiliates or Approved Funds with respect to each other, only a single such $3,500 fee shall be payable for all such contemporaneous assignments. The Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Administrative Agent in connection with such assignment. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignor's Note or Notes subject to such assignment (if any), the assignee's completed administrative questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (iii) above and any written consent to such assignment required by clause (i) above, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (c). From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Any assignment


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or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. Notwithstanding any other term of this Section, the agreement of the Swingline Lender to provide the Swingline Loans shall not impair or otherwise restrict in any manner the ability of the Swingline Lender to make any assignment of its Loans or Commitments, it being understood and agreed that the Swingline Lender may terminate its Swingline Commitment, either in whole or in part, in connection with the making of any assignment.

            (d) Each Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Letter of Credit Obligations and the Loans owing to it and the Notes held by it); provided however, that (i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments; provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall be entitled to all of the benefits of
Article III and Sections 6.07 and 10.04 of this Agreement as if it were a Lender, (v) the Borrower and the Administrative Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and (vi) such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement except that such Lender may agree with any participating bank or other entity that it will not, without such participating bank's or other entity's consent, take any actions of the types described in clauses (ii), (iii), (iv), (v) or (viii) of Section
10.02. Any Lender selling a participation hereunder shall provide prompt written notice to the Borrower of the name of such participant.

            (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this
Section 10.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or other Consolidated Companies furnished to such Lender by or on behalf of the Borrower or any other Consolidated Company. With respect to any disclosure of Confidential Information, such proposed assignee or participant shall agree to use the Confidential Information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such Confidential Information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such Confidential Information, each of whom shall be informed of the confidential nature of the Confidential Information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to the Borrower and the Administrative Agent unless otherwise prohibited


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by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee, if it does not become a Lender or participant hereunder, shall further agree to return all documents or other written material and copies thereof received from any Lender, the Administrative Agent or the Borrower relating to such Confidential Information unless otherwise properly disposed of by such entity.

            (f) Any Lender may at any time assign or pledge all or any portion of its rights in this Agreement and the Notes issued to it (i) to a Federal Reserve Bank and (ii) to any holders of obligations owed, or securities issued, by such Lender as collateral security for such obligations or securities, or to any trustee for, or any other representative of, such holders; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (g) If (i) any Taxes referred to in Section 3.07(b) have been levied or imposed so as to require withholdings or deductions by the Borrower and payment by the Borrower of additional amounts to any Lender as a result thereof,
(ii) any Lender shall make demand for payment of increased costs or reduced rate of return pursuant to Section 3.10 or any Lender determines that LIBOR is unascertainable or illegal pursuant to Section 3.08 or Section 3.09, or any Lender makes a claim for increased costs or determines that its participation in any Letter of Credit is illegal pursuant to Section 3.10, or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by the Borrower, then and in such event, upon request from the Borrower delivered to such Lender and the Administrative Agent, such Lender shall assign, in accordance with the provisions of Section 10.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by the Borrower, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment; provided, however, that if the Borrower shall exercise its rights under this Section 10.06 with respect to any Lender, it shall exercise in a substantially identical manner such rights as to all similarly affected Lenders.

            Section 10.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

            (a) EACH CREDIT DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A CREDIT DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES")) AND, AS TO


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MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW
YORK.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE CREDIT DOCUMENTS. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER, THE SWINGLINE LENDER AND THE ISSUER ENTERING INTO THE CREDIT DOCUMENTS.

            (c) THE BORROWER HEREBY IRREVOCABLY DESIGNATES UNITED STATES CORPORATION COMPANY AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO THE BORROWER AT ITS ADDRESS SET FORTH IN SCHEDULE 10.01, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.


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            (d) Nothing herein shall affect the right of the Administrative
Agent, any Secured Party, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

            Section 10.08. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

            Section 10.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            Section 10.10. SURVIVAL. The obligations of the Borrower under Sections 3.07(b), 3.10, 3.12, 3.13, 10.04, 10.05 and 10.15 hereof shall survive the payment in full of the Notes and all other Obligations. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

            Section 10.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            Section 10.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

            Section 10.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial statements referred to in Section
6.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) (other than changes mandated by FASB
106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in the Borrower's Fiscal Quarter or Fiscal Year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement or any such event referred to in clause (i) through
(iii) above no longer makes such financial covenants, standards or terms comparable to those


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existing on the Effective Date, the Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

            Section 10.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters. Notwithstanding the foregoing, the parties hereto agree that this Agreement and the Notes are not a novation of the obligations of the Borrower and the Lenders under the Existing Loan Agreement but merely a restatement and, where applicable, substitution of the terms governing and evidencing such obligations, including without limitation that as of the Effective Date the Existing Letters of Credit shall be considered Letters of Credit issued and outstanding under this Agreement.

            Section 10.15. CONFIDENTIALITY.

            (a) The parties hereto expressly agree that the Administrative Agent and each Lender (and each of their respective employees, representatives or other agents) may disclose to all persons, without limitation of any kind, the United States federal income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including, without limitation, opinions or other tax analyses) of the transaction contemplated hereby (if any) that are provided to the Borrower or which the Borrower provides to the Administrative Agent and the Lenders (or their respective representatives) relating to such tax treatment and tax structure, except that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this Section 10.15(a) shall only apply to such portions of the document or similar item that relate to the United States federal income tax treatment or tax structure of the transaction.

            (b) Neither the Administrative Agent, the Collateral Agent or any Lender shall disclose any Confidential Information to any other Person without the prior written consent of the Borrower, other than (i) to the Administrative Agent's, the Collateral Agent's or such Lender's Affiliates and their officers, directors, employees, agents, counsel and other advisors, (ii) as required by any law, rule or regulation or judicial process, (iii) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or (iv) subject to an agreement containing provisions similar to those of this clause (b), (x) to any Eligible Assignee of or participant in, or to any prospective Eligible Assignee of or participant in, any of the rights or obligations of the Administrative Agent, the Collateral Agent or any Lender under this Agreement or (y) to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's agents,


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      counsel and other advisors). Any Person required to maintain the confidentiality of Confidential Information as provided in this clause (b) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information. The obligations of the Administrative Agent, the Collateral Agent and each Lender under this clause (b) shall not extend beyond the date which is one (1) year after the date of payment in full of the Notes and all other Obligations.

            Section 10.16. PREVIOUSLY EXECUTED DOCUMENTS. Except as specifically provided herein, the Credit Documents that have been previously executed and delivered shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under any such Credit Document, nor constitute a waiver or modification of any provision of any such Credit Document.

            Section 10.17. REFERENCES TO EXISTING LOAN AGREEMENT. All references to the Existing Loan Agreement in the "Credit Documents" (as defined in the Existing Loan Agreement) or in any other documents delivered in connection with the Existing Loan Agreement shall be deemed to refer to this Agreement.


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